OFFICE LEASE

THIS OFFICE LEASE (this "Lease") is executed this 3rd day of June, 2019 (the "Effective Date"), by and between PRECEDENT LAKESIDE ACQUISITIONS, LLC, a Delaware limited liability company ("Landlord"), and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a) "Leased Premises" (shown outlined on Exhibit A attached hereto and made a part hereof): Suite 100 (the entire rentable area on the first floor, made up of suites currently shown on Exhibit A as Suite 110 and Suite 120), Suite 200 (the entire rentable area on the second floor) and Suite 300 (the entire rentable area on the third floor) of the building commonly known as Lakefront 15 (and formerly known as Building 74) (the "Building"), located at 9190 Priority Way West Drive, Indianapolis, Indiana 46240, in the office park commonly known as of the date of this Lease as Lakefront at Keystone (and formerly known as Precedent Office Park) (the "Park").

(b) "Rentable Area": approximately 81,515 rentable square feet, consisting of 25,239 rentable square feet in Suite 100, 27,916 rentable square feet in Suite 200, and 28,360 rentable square feet in Suite 300. The Rentable Area includes the square footage within the Leased Premises plus a pro rata portion of the square footage of the Common Areas (as defined in Section 1.02 below) within the Building, as reasonably determined by Landlord. Landlord and Tenant stipulate and agree that the Rentable Area of the Leased Premises is correct and shall not be re-measured.

(c) "Tenant's Proportionate Share": 100%.

(d) "Minimum Annual Rent":

Period	PSF	Annualized
11/1/22 -10/31/23*	$24.25	$1,976,738.76
11/1/23 -10/31/24	$24.86	$2,026,462.92
11/1/24 -10/31/25	$25.48	$2,077,002.24
11/1/25 -10/31/26	$26.11	$2,128,356.60
11/1/26 -10/31/27	$26.77	$2,182,156.56
11/1/27 -10/31/28	$27.44	$2,236,771.56
11/1/28 -10/31/29	$28.12	$2,292,201.84
11/1/29 -1/31/30	$28.83	$2,350,077.48

* See Section 3.01

(e) "Monthly Rental Installments":

Period	Monthly
11/1/22 -10/31/23*	$164,728.23
11/1/23 -10/31/24	$168,871.91
11/1/24 -10/31/25	$173,083.52
11/1/25 -10/31/26	$177,363.05
11/1/26 -10/31/27	$181,846.38

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11/1/27 -10/31/28 $186,397.63 11/1/28 -10/31/29 $191,016.82 11/1/29 -1/31/30 $195,839.79 *See Section 3.01 (f) "Base Year": 2023; provided that if the Operating Expenses for the Base Year are higher than market standard office use for Class A buildings in the Park for that Base Year due to Tenant's particular use in the Leased Premises (including but not limited to the Building having above market trash removal, day porter, janitorial, utility, etc. expenses in the Base Year attributable to Tenant's particular use of the Leased Premises), then the Operating Expenses for the Base Year used to calculate the Annual Rental Adjustment in this Lease shall be adjusted downward by Landlord to a level reasonably determined by Landlord, commensurate with market standard office use operating expenses for calendar year 2023 for Class A buildings in the Park (the amount of such adjustment for the Base Year as described herein is referred to in this Lease as the "Base Year Adjustment"). (g) "Commencement Date": The Commencement Date with respect to Suite 200 and Suite 300 shall be November 1, 2022. The Commencement Date with respect to Suite 100 shall be the later of November 1, 2022 and the date by which Landlord has delivered vacant possession of Suite 100 to Tenant in the condition required in Section 2.02(a) below, and any delay in the Commencement Date with respect to Suite 100 shall not extend the expiration date set forth in Section 1.01(h) below. (h) "Lease Term": Seven (7) years and three (3) months from the Commencement Date for Suite 200 and Suite 300, expiring on January 31, 2030. (i) "Security Deposit": $823,641.15. (j) "Broker(s)": Jones Lang LaSalle Brokerage, Inc. representing Landlord, and Phil Mahoney, Kristoph Lodge, and Matt Kiger of Newmark Southern Region, LLC d/b/a Newmark Knight Frank, representing Tenant. (k) "Permitted Use": General office purposes, R&D, and the operation of a call center, and any legal ancillary uses thereto. (l) Address for notices and payments are as follows: Landlord: Precedent Lakeside Acquisitions, LLC c/o RPO Property Management c/o Rubenstein Partners Cira Centre 2929 Arch Street, 28th Floor Philadelphia, PA 19104-2868 Attn: Eric G. Schiela and R. Bruce Balderson With a copy to: SCP Management, LLC 9449 Priority Way West Drive, Suite 105 Indianapolis, IN 46240 Attn: Property Manager, Lakefront at Keystone 2 I\14399819.10

With Payments to: Precedent Lakeside Acquisitions, LLC c/o RPO Property Management c/o Rubenstein Partners Cira Centre 2929 Arch Street, 28th Floor Philadelphia, PA 19104-2868 Tenant: eHealthInsurance Services, Inc. 11919 Foundation Place, Suite 100 Gold River, CA 95670 Attn: Facilities Manager With a copy by Electronic mail to: General Counsel legalreview@ehealth.com And a copy to: 2625 Augustine Drive, 2nd Floor Santa Clara, CA 95054 Attn: General Counsel (m) "Guarantor": EHEALTH, INC., a Delaware corporation. (n) Sublease: That certain Sublease Agreement dated ______June 3_____, 2019, from Home Point Financial Corporation, a New Jersey corporation ("Sublessor"), to Tenant, as sublessee, for the sublease of Suites 200 and 300 of the Leased Premises, which Sublease (and the prime lease referenced therein (the "Home Point Lease")) are scheduled to expire on October 31, 2022. The Sublease is subject to a certain Consent to Sublease by and among Landlord, Tenant and Sublessor, dated of even date herewith (the "Consent to Sublease"), which also amends the Home Point Lease and the Sublease. (o) Exhibits: Exhibit A: Site Plan of Leased Premises Exhibit B-1: Tenant Improvements (Landlord Work) Exhibit B-2 Tenant Improvements (Tenant Work) Exhibit C: Form of Letter of Understanding Exhibit D: Rules and Regulations Exhibit E Refusal Space Exhibit F Form of Guaranty Section 1.02. Lease of the Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the related land and improvements thereto, including, without limitation, driveways, parking areas and sidewalks, that are designed for use in common by all tenants of the Building and their respective employees, agents, contractors, representatives, customers, guests, invitees and others. ARTICLE 2 - LEASE TERM AND POSSESSION Section 2.01. Lease Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01(h) above. Tenant agrees that in the event of the inability of Landlord to deliver 3 I\14399819.10 possession of Suite 100 or any portion thereof on November 1, 2022, for any reason, including without limitation as a result of a holding over by a prior tenant, Landlord shall not be in default nor liable for any damage thereby, nor shall this Lease be void or voidable, and the Lease Term shall be unchanged, but in the event that Suite 100 or any portion thereof is not made available to Tenant on November 1, 2022, then the Commencement Date with respect to Suite 100 shall not occur until the date on which Landlord has delivered vacant possession of Suite 100 to Tenant in the condition required in Section 2.02(a) below. If Sublessor fails to surrender Suite 100 to Landlord on or before November 1, 2022, Landlord shall not be in default nor liable for any damage caused thereby, but Landlord will exercise all legal remedies, including the commencement of unlawful detainer proceedings, to cause Sublessor to surrender Suite 100. Section 2.02. Condition of the Leased Premises. (a) Delivery Condition. Tenant shall already be in possession of Suites 200 and 300 of the Leased Premises on or about the Commencement Date of this Lease, pursuant to the Sublease, and hereby acknowledges that, except to the extent otherwise expressly provided in this Lease, Tenant shall accept Suites 200 and 300 of the Leased Premises in their "as-is" condition as of the Commencement Date, without any representations or warranties of any kind. Landlord shall deliver Suite 100 of the Leased Premises to Tenant on the Commencement Date (subject to Section 2.01 above) in good, vacant and broom clean condition and in compliance with the surrender conditions in the Home Point Lease, unless and to the extent Tenant requires Landlord to waive any requirements for the removal of leasehold improvements installed by Sublessor in the Leased Premises by written notice to Landlord on or before August 31, 2022, with the roof water tight and with all "Building Systems" (meaning the electrical, plumbing, HVAC and fire safety systems) in good working order and, except to the extent otherwise expressly provided in this Lease, in compliance with all Laws (as defined below). Tenant further acknowledges that Landlord shall not have any obligation to (i) alter, remodel, improve, repair, or decorate the Leased Premises or any part thereof, or (ii) provide any allowance to Tenant for any alteration, remodeling, improvement, repairing or decorating thereof, except as otherwise expressly provided in this Section 2.02 or in this Lease. Tenant understands and acknowledges that the Work (as defined below) may be performed in Suite 200 and Suite 300 at any time after the Effective Date of this Lease, but any Work in Suite 100 shall not occur until after the Commencement Date with respect to Suite 100. (b) Letter of Understanding for Possession of Suite 100. Promptly following the Commencement Date with respect to Suite 100 and delivery of possession of Suite 100 by Landlord, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, among other things, that Tenant has accepted the entirety of the Leased Premises, including Suite 100. If Tenant takes possession of and occupies Suite 100, or if Tenant fails to execute the Letter of Understanding within ten (10) days of its delivery from Landlord, Tenant shall be deemed to have accepted the entirety of the Leased Premises, including Suite 100, and that the condition of the Leased Premises and the Building were at the time satisfactory and in conformity with the provisions of this Lease in all respects; provided, however, that the foregoing shall not limit or modify Landlord’s ongoing repair and maintenance obligations herein. (c) Construction of Tenant Improvements. Either Landlord or Tenant shall construct and install all leasehold improvements within the Leased Premises (collectively, the "Tenant Improvements") in accordance with either Exhibit B-1 (for "Landlord Work") or Exhibit B-2 (for "Tenant Work"), each of which exhibits is attached hereto and made a part hereof (hereafter, individually or collectively referred to as the "Work Letter"), and subject to the following additional terms and conditions. (i) The Work. The Tenant Improvements constructed in each of Suite 100, Suite 200, and Suite 300 (respectively, the "Suite 100 Work", the "Suite 200 Work", and the "Suite 300 Work", 4 I\14399819.10

and the same may also be individually and collectively referred to in this Leas as the "Work" as and where the context requires) shall be in accordance with CDs (as defined in the Work Letter) to be agreed upon by Landlord and Tenant pursuant to the Work Letter (hereafter referred to respectively as the "Suite 100 CDs", the "Suite 200 CDs", and the "Suite 300 CDs", and the same may also be individually and collectively referred to in this Lease as the "CDs" as and where the context requires). Tenant shall notify Landlord in writing contemporaneously with the delivery of each of (i) the Suite 100 CDs, (ii) the Suite 200 CDs or (ii) the Suite 300 CDs as to whether Tenant prefers that Landlord or Tenant construct the Tenant Improvements, and in such event the relevant Work Letter attached hereto shall apply to the Work. (ii) Approval of CDs. The CDs shall be subject to approval as described in the Work Letter. The Work will be completed using Building standard methods, materials, and finishes, except as specifically described in the CDs. The parties acknowledge and agree that the CDs may include as a part of the Work, the purchasing, permitting and installation of a generator, UPS, and related equipment (the use, maintenance and operation of which are addressed in Section 17.05 of this Lease). (iii) Improvement Costs. For purposes of this Amendment, the term “Improvement Costs” shall mean and include any and all costs and expenses of the Work, including, without limitation, all construction costs, all labor (including overtime), materials, equipment, architectural and space planning fees, cost of CDs, permits, a construction management fee paid to Landlord of 3% of the cost of the Work if Landlord performs the Tenant Improvements, construction administration fee paid to Landlord of 1% of the cost of the Work if Tenant performs the Tenant Improvements, the cost of purchasing, permitting and installing a generator, UPS, and related equipment, and any other costs incurred to effect the Work, and Improvement Costs shall refer to the Work collectively, or to the Suite 100 Work, the Suite 200 Work, and the Suite 300 Work individually, as the context may require. The Improvement Costs for all of the Work collectively done in all of the suites may also be referred to as the "Aggregate Improvement Costs". (iv) Allowance. Landlord shall only be required to contribute up to a maximum of One Million Nine Hundred Twenty-Five Thousand Three Hundred Twenty-Three Dollars ($1,925,323.00) (the "Aggregate Allowance") toward the Aggregate Improvement Costs. The Aggregate Allowance is made up of the following amounts (individually and collectively, as the context may require, the following may be referred to as the "Allowance"), and each such amount shall be available according to the timing set forth below. 1. Suite 100. Twenty-Five Dollars ($25.00) per rentable square foot of Suite 100, for a total of Six Hundred Thirty Thousand Nine Hundred Seventy-Five Dollars ($630,975.00) (the "Suite 100 Allowance"). The Suite 100 Allowance shall be available as of November 1, 2022. 2. Suite 200. Twenty-Three Dollars ($23.00) per rentable square foot of Suite 200, for a total of Six Hundred Forty-Two Thousand Sixty-Eight Dollars ($642,068.00) (the "Suite 200 Allowance"). The Suite 900 Allowance shall be available as of the Effective Date of this Lease. 3. Suite 300. Twenty-Three Dollars ($23.00) per rentable square foot of Suite 300, for a total of Six Hundred Fifty-Two Thousand Two Hundred Eighty Dollars ($652,280.00) (the "Suite 300 Allowance"). The Suite 300 Allowance shall be available as of the Effective Date of this Lease. The total amount of the Allowance available as of the Effective Date is therefore One Million Two Hundred Ninety-Four Thousand Three Hundred Forty-Eight Dollars ($1,294,348.00) (the "2019 Allowance"). Subject to the timing of availability of each Allowance and the Allowance Deadline, all as set forth in this Section 2.02, any portion of the Aggregate Allowance may be used by Tenant toward any 5 I\14399819.10 part of the Aggregate Improvement Costs and any such portions of the Aggregate Allowance, though calculated based on the square footage of a suite, shall not be limited to use in and for such suite, but may be used toward the Improvement Costs for any of the suites making up the Leased Premises. In the event that the Aggregate Improvement Costs is less than the Aggregate Allowance, Tenant shall have no right to any such savings, except as provided in subsection (v) below. (v) Unused Allowance. Notwithstanding anything in this Section 2.02 to the contrary, Landlord will credit not more than Three Dollars ($3.00) per rentable square foot of each of Suite 100, Suite 200 and Suit 300 (i.e., $75,717.00 for Suite 100, $83,748.00 for Suite 200, and $85,080.00 for Suite 300, for a total of $244,545.00 for the entire Leased Premises) of any unused portion of the Aggregate Allowance (individually and collectively, as the context may require, the "Unused Allowance") toward any required or preferred FF&E that Tenant installs in the Leased Premises and exterior signage costs for the Leased Premises (collectively, the "FF&E Costs"). For clarity, subject to the timing of availability of each Allowance and the Allowance Deadline, all as set forth in this Section 2.02, any portion of the Unused Allowance may be used by Tenant toward any part of the FF&E Costs and any such portions of the Unused Allowance, though calculated based on the square footage of a suite, shall not be limited to use in and for such suite, but may be used toward the FF&E Costs for any of the suites making up the Leased Premises. Tenant must submit paid invoices to Landlord for reimbursement of FF&E Costs, up to the amount of the Unused Allowance, if any, for such Suite or Suites as then available, and Landlord shall reimburse Tenant for such expenses for reimbursement of said costs up to the amount of the Unused Allowance, if any, within thirty (30) days after the later of the substantial completion of the Work in such Suite and presentation of paid invoices by Tenant in support of such expenses (and provided that, as of that date, (i) with respect to any Unused Allowance applicable to the rentable square footage of Suite 100, if any, Tenant has taken possession of Suite 100, (ii) with respect to any Unused Allowance applicable to the rentable square footage of Suite 100, if any, Tenant acknowledges and agrees that such Unused Allowance shall not be available to Tenant or paid by Landlord until after the Commencement Date with respect to Suite 100 (notwithstanding any earlier presentation of invoices or any earlier substantial completion of the Work in Suite 200 or Suite 300), and (iii) there is then no Default by Tenant under the Lease). For clarity, the total amount paid by Landlord for the Work in the Leased Premises and for the Unused Allowance with respect to the Leased Premises shall not exceed, in the aggregate the Aggregate Allowance. (vi) Excess Costs. For any Work done prior to the availability of the Suite 100 Allowance, Tenant shall be responsible for the Improvement Costs associated therewith that are in excess of the 2019 Allowance (the "2019 Excess Costs") as set forth below. Tenant shall also be responsible for the Aggregate Improvement Costs that are in excess of the Aggregate Allowance as set forth below (the "Aggregate Excess Costs") (individually as to the Improvement Costs for any suite less any Allowance available to Tenant at the time of commencement of such portion of the Work or as a later reimbursement, or as to the 2019 Excess Costs, and collectively as to the Aggregate Excess Costs, such excess may be referred to herein as the “Excess Costs”, as the context may require). The 2019 Excess Costs paid by Tenant, if any, shall be subject to later reimbursement, by Landlord to Tenant, of the 2019 Excess Costs, if any, out of the Suite 100 Allowance, subject to the terms and conditions in this Section 2.02. Payment of Excess Costs is further provided for in the Work Letter. (vii) Allowance Deadline. To the extent that Tenant has not requested all of the Allowance (if Tenant is performing the Work) or all of the Unused Allowance, if any, on or before December 31, 2023 (the "Allowance Deadline"), all in compliance with the requirements in this Section, such remainder shall be the property of Landlord. Notwithstanding anything to the contrary contained herein, the Allowance Deadline with respect to the Suite 100 Allowance shall be delayed one day for each day that the Commencement Date with respect to Suite 100 is delayed beyond November 1, 2022. 6 I\14399819.10

(viii) Cooperation and Timing. Landlord and Tenant acknowledge and agree that the Work shall be completed while Tenant is in possession of Suite 100, Suite 200, and Suite 300, respectively. Tenant agrees to cooperate with Landlord to avoid any unnecessary interference with the Suite 100 Work, the Suite 200 Work, and the Suite 300 Work, respectively, and Landlord agrees to cooperate with Tenant to avoid any unnecessary interference with the conduct of Tenant’s business in Suite 100, Suite 200, and Suite 300, respectively. Tenant acknowledges that the Suite 100 Work, the Suite 200 Work, and the Suite 300 Work, respectively, may occur during normal business hours while Tenant is in occupancy of Suite 100, Suite 200, and Suite 300, respectively, and that no interference to Tenant's business operations in, or use of, Suite 100, Suite 200, and Suite 300, respectively, shall entitle Tenant to any abatement of rent or any other concession, or give rise to any claim against, or liability of, Landlord. Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises or where located (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date for each suite of the Leased Premises (or if better, then the condition existing upon the Effective Date with respect to Suite 200 and Suite 300), except that Tenant shall not be responsible to repair any damage caused by reasonable wear and tear, to repair any damage from casualty or condemnation that Tenant is not required to repair under the terms of this Lease, or to make any repairs that Tenant is not responsible for under this Lease. Notwithstanding the foregoing, Tenant shall not be required to remove any alterations or other interior improvements from the Leased Premises that Tenant is permitted or required under this Lease to surrender at the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, all of Tenant's Property that is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of Tenant's Property at Tenant's cost, without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease. Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a month-to-month tenant, at one hundred twenty-five percent (125%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination for the first 60 days thereof, and at two hundred percent (200%) thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent (as defined in Section 3.03 below) after such expiration or earlier termination shall not result in a renewal of this Lease. Either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the date that any Rent is due. In addition, if Tenant holds over for more than sixty (60) days after the expiration or earlier termination of this Lease, Tenant shall be liable to Landlord for all damages occasioned by such holding over, including, without limitation, all consequential, direct and indirect damages and losses sustained by Landlord. This Section 2.04 shall not be deemed a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event. ARTICLE 3 - RENT Section 3.01. Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the amounts of the Monthly Rental Installments set forth in Section 1.01(e) above, in advance, without demand, abatement, counterclaim, recoupment, deduction or offset, and without relief from valuation or 7 I\14399819.10 appraisement laws, on the Commencement Date, and, thereafter, on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated on the basis of the total number of days in the applicable calendar month. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.01. Notwithstanding the provisions of Section 1.01(d) and Section 1.01(e) of this Lease to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to an abatement of Monthly Rental Installments in the amount of One Hundred Sixty-Four Thousand Seven Hundred Twenty-Eight and 23/100 Dollars ($164,728.23) per month for three (3) consecutive full calendar months of the Lease Term (the "Monthly Abatement"), beginning November 1, 2022 and ending January 31, 2023 (the "Base Rent Abatement Period"); provided, however, that in the event that the Commencement Date with respect to Suite 100 has not occurred on November 1, 2022, then the Monthly Abatement and the Base Rent Abatement Period for Suite 100 shall be extended such that the Monthly Rental Installments with respect to Suite 100 shall be abated for three (3) consecutive full calendar months of the Lease Term following the Commencement Date with respect to Suite 100. The total amount of Monthly Rental Installments abated during the Base Rent Abatement Period (as the same may be extended with respect to Suite 100) shall equal Four Hundred Ninety-Four Thousand One Hundred Eighty-Four and 69/100 Dollars ($494,184.69) (the "Abated Base Rent"). If Tenant defaults at any time during the Lease Term and fails to cure such default within any applicable cure period under this Lease, and Landlord exercises its right to terminate the Lease and/or to terminate Tenant's right to possession of the Premises as a result of such default, then a prorated portion of the Abated Base Rent (whether abated as provided above or paid directly to Tenant as provided below in the last paragraph of this Section) shall immediately become due and payable as additional Rent. The amount of Abated Base Rent payable due to the occurrence of such a default shall be determined as follows: (a) if the default occurs during months 1 through 3 of the initial Lease Term (i.e., during the Base Rent Abatement Period), 100% of the Abated Base Rent actually abated (with appropriate adjustments to the foregoing in the event that the Commencement Date with respect to Suite 100 has not occurred on November 1, 2022); (b) if the default occurs during months 4 through 87 of the initial Lease Term, 100% of the Abated Base Rent multiplied by a fraction, the numerator of which is the number of months from the date on which the default occurs through the last month of the Initial Term, and the denominator of which is eighty-four (84) months (with appropriate adjustments to the foregoing in the event that the Commencement Date with respect to Suite 100 has not occurred on November 1, 2022). In the event the Abated Base Rent is not timely paid as set forth in the preceding sentences, Landlord shall have all remedies otherwise available pursuant to this Lease for nonpayment of Rent. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights or remedies pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Monthly Rental Installments shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. Notwithstanding anything to the contrary herein, Landlord shall have the option in Landlord's sole discretion, to make a cash payment to Tenant in the amount of the Abated Base Rent due under this Section 3.01. Upon Landlord's tender of such payment, Tenant shall no longer be entitled to abate any Base Rent pursuant to this Section 3.01. Landlord shall exercise its option to buy out Tenant's Abated Base Rent by notice given to Tenant, and Landlord shall make such payment to Tenant within ten (10) days of such notice. 8 I\14399819.10

Section 3.02. Annual Rental Adjustment Definitions. (a) "Annual Rental Adjustment": the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year. (b) "Operating Expenses": the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year including the Base Year (provided, that all costs and expenses that vary on the basis of occupancy shall be increased to an amount that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all Real Estate Taxes (as defined in Section 3.02(d) below), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other utility charges paid by Tenant pursuant to this Lease (or paid by other tenants in the Building other than as such tenants' proportionate share of Operating Expenses); service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning ("HVAC") system; costs associated with providing fitness and/or conference facilities, if any; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; the Building's pro rata share of the operation, management and maintenance of a property management office in the Park; market management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building (provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building); maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association, and the costs of operating any facilities available to employees of Tenant and to some or all other tenants in the Park. The cost of any Operating Expenses that are capital in nature ("Capital Expenses") and that are either (A) required by any new (or change in) Laws (as defined in Section 5.02(a)) which are enacted or made applicable to the Building or Common Areas after the Commencement Date, (B) needed to repair or maintain existing improvements, or (C) incurred to reduce Operating Expenses (each, "Permitted Capital Expenses"), together with interest thereon at the rate of ten percent per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such Permitted Capital Expenses, shall be amortized over the expected useful life thereof (as reasonably determined by Landlord) and in each calendar year of the Lease Term only the amortized portion of such Permitted Capital Expenses shall be included in Operating Expenses, and such amortized portion shall be prorated with respect to any partial calendar year during the Lease Term. Notwithstanding the foregoing, Operating Expenses shall not include the following: leasing commissions, attorneys' fees and other expenses related to leasing tenant space; the cost of building out leasable space in preparation for occupancy (excluding any portion of said cost that results from repairs, replacements or maintenance work that would otherwise have been performed or were otherwise required); repairs, replacements and general maintenance paid by insurance proceeds or condemnation proceeds; except as provided above in this Section 3.02(b), depreciation, amortization, and the cost of capital improvements or additions; expenses for repairs or maintenance related to the Building or Common Areas that have been reimbursed to Landlord pursuant to warranties or service contracts; principal and interest payments on indebtedness secured by liens against the Building, or costs of refinancing such indebtedness; goods and services purchased from Landlord's subsidiaries and affiliates to the extent the cost of same is not generally consistent with rates charged by unaffiliated third parties for similar goods and services; rent paid under any ground lease; the capital cost of correcting defects in the 9 I\14399819.10 construction for the Building (except as expressly provided above with respect to Permitted Capital Expenses); cost to comply with any Laws applicable to the Building or Common Areas on the Commencement Date (except as expressly provided above with respect to Permitted Capital Expenses); insurance costs incurred due to co-insurance penalties; except to the extent caused or exacerbated by Tenant or its agents, employees, contractors, customers or invitees, and subject to the terms of Article 15, costs of testing (except for routine water and other routine tests, including, without limitation, routine mold and other air quality tests; provided, that any such routine tests shall be conducted in accordance with sound property management practices), containing, removing (except for the disposal of any Hazardous Substances in immaterial amounts or routine Hazardous Substances that are reasonably necessary to operate and maintain the Building, all handled in compliance with applicable Law in any event, including, without limitation, light bulbs and generator oil; provided, that any such disposal shall be performed in accordance with sound property management practices) or abating or any costs otherwise caused by any Hazardous Substance in violation of applicable Law; and expenses incurred in leasing or procuring new tenants, including advertising and marketing expenses and expenses for preparation of leases or renovating space for new tenants, rent allowances, lease takeover costs, payment of moving costs and similar costs and expenses. (c) "Tenant's Proportionate Share of Operating Expenses": an amount equal to the remainder of (i) the product obtained by multiplying Tenant's Proportionate Share by the Operating Expenses for the applicable calendar year, less (ii) the product obtained by multiplying Tenant's Proportionate Share by the Operating Expenses for the Base Year, provided that such amount shall not be less than zero. (d) "Real Estate Taxes": any form of real estate tax or assessment or service payments in lieu thereof or water or sewer tax or charges, and any license fee, commercial rental tax, improvement bond, charges in connection with an improvement district or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes. Notwithstanding anything herein to the contrary, “Real Estate Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than those within the Park; and (d) attributable to Landlord’s net income, inheritance, gift, transfer, or estate taxes. Section 3.03. Payment of Additional Rent. (a) Any amount required to be paid by Tenant hereunder (other than Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent. Minimum Annual Rent and Additional Rent are sometimes referred to herein, collectively, as "Rent". The covenants to pay Rent and other amounts due hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for any reason whatsoever, except as may be specifically provided for herein to the contrary, it being understood and acknowledged by Tenant that Tenant's only recourse is to seek an independent action against Landlord. (b) In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each 10 I\14399819.10 calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year, provided that notwithstanding anything in this Lease to the contrary, with respect to the partial calendar year 2022 and the calendar year 2023, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, the amount of the Base Year Adjustment. Landlord shall estimate the Annual Rental Adjustment annually, as well as the Base Year Adjustment, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year, as applicable. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment, or Base Year Adjustment, as applicable. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment or Base Year Adjustment, as applicable, during such calendar year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment or Base Year Adjustment, as applicable, divided by the number of months remaining in such calendar year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment or Base Year Adjustment, as applicable, for such calendar year. If the estimated Annual Rental Adjustment or Base Year Adjustment, as applicable, payments made by Tenant are less than the actual Annual Rental Adjustment or Base Year Adjustment, as applicable, then Tenant shall pay to Landlord the difference between the actual Annual Rental Adjustment or Base Year Adjustment, as applicable, for the preceding calendar year and the estimated payments made by Tenant during such calendar year within thirty (30) days after receipt of the aforementioned statement. In the event that the estimated Annual Rental Adjustment or Base Year Adjustment, as applicable, payments made by Tenant are greater than the actual Annual Rental Adjustment or Base Year Adjustment, as applicable, then Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment(s) and the next monthly estimated Annual Rental Adjustment payment(s) due under this Lease until such overpayment is recovered by Tenant in full (provided, that if the Lease shall have expired or terminated, and (i) Tenant has vacated the Leased Premises and (ii) there are then no Defaults outstanding under this Lease, then Landlord shall send a refund check to Tenant, after first deducting any amounts owed by Tenant under this Lease, within thirty (30) days after delivery of the aforementioned statement). This Section 3.03 shall survive the expiration or any earlier termination of this Lease. Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum; provided, however, such interest rate shall not be less than twelve percent (12%) per annum. ARTICLE 4 - SECURITY DEPOSIT Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the full and faithful performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees to promptly deposit, upon demand, such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. Provided that Tenant is not then in default (regardless of notice and cure periods since the Lease will have 11 I\14399819.10 expired or terminated at such time), and provided that there are then no repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit, or so much as has not been applied by Landlord to cure a default or to make such a repair that is Tenant's obligation, to Tenant within sixty (60) days after the date on which Tenant vacates the Leased Premises after the expiration or earlier termination of the Lease. In the event of a sale or master lease of the Building, Landlord shall transfer the Security Deposit to the purchaser or lessee, and if the same be turned over as aforesaid, Landlord shall thereupon be released by Tenant from all responsibility or liability for the return of the Security Deposit, and Tenant shall look to such purchaser or lessee for return of the Security Deposit. (a) Letter of Credit as Security Deposit. Anything in this Article 4 to the contrary notwithstanding, within thirty (30) days following execution of this Lease, Tenant may satisfy the Security Deposit requirement by delivering to Landlord (as beneficiary), with a copy to Landlord’s attorney, a standby letter of credit ("Letter of Credit") in form and content satisfactory to Landlord. If Tenant shall provide Landlord a Letter of Credit in accordance with this Lease, Landlord shall promptly return the cash Security Deposit to Tenant upon receipt of such Letter of Credit. (b) Requirements of Letter of Credit. The Letter of Credit shall be, among other things: (i) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (ii) negotiable, irrevocable and unconditional; (iii) in the amount of $823,641.15; (iv) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft accompanied with a certification by Landlord that either a Default (or a default regardless of notice and cure periods if the Lease has expired or been terminated at such time) has occurred or that Tenant failed to renew the Letter of Credit, pursuant to the Lease, at least 30 days prior to its expiration date for another one year period or replace it with a substitute acceptable to the beneficiary, and that: (1) Landlord (including any successor thereto) is the beneficiary of the Letter of Credit; (2) Landlord has given written notice to Tenant to cure the default and such default has not been cured up to the date of the drawing under the Letter of Credit; and (3) Landlord is authorized to draw down under the Letter of Credit in the requested amount; (v) available for partial draws with a reducing balance; and (vi) transferable one or more times by Landlord without the consent of Tenant. (c) Transfer Fee. Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Building; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit. (d) Issuing Bank. The Letter of Credit shall be issued by a member of The Clearing House Association L.L.C., f/k/a The New York Clearing House Association, or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in Indianapolis, Indiana or via Facsimile and a tangible net worth of not less than $1 billion. Landlord hereby approves Silicon Valley Bank as the issuer of the Letter of Credit. 12 I\14399819.10

(e) Expiration of Letter of Credit. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the expiration date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Landlord by certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under this Section, Landlord shall have the right to draw on the existing Letter of Credit. If Landlord fails to timely draw on a Letter of Credit and the Letter of Credit expires, Tenant shall, within five (5) days after notice from Landlord, replace the Letter of Credit in the form required in this Section, or deposit with Landlord cash in the amount of such Letter of Credit; Landlord shall have the right to hold the cash proceeds as the Security Deposit or use the cash proceeds to obtain a substitute Letter of Credit in the form provided for in this Section, and the substitute Letter of Credit shall constitute the Security Deposit, provided that any issuance and maintenance fees shall be the obligation of Tenant and immediately payable by Tenant upon notice from Landlord. (f) Draws. (i) Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash Security Deposit, as set forth in this Article; (ii) In addition to the right to draw for expiry of the Letter of Credit, Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord's election by issuance of a sight draft, upon any default under this Lease, including but not limited to a default resulting from the bankruptcy of Tenant; and (iii) If Landlord partially draws down the Letter of Credit, Tenant shall, within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead. (g) Cooperation by Tenant. Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section. Notwithstanding the foregoing, Tenant shall not cause or permit the terms and conditions of the Letter of Credit to be altered, amended or rescinded without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. ARTICLE 5 - OCCUPANCY AND USE Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord. Section 5.02. Covenants of Tenant Regarding Use. (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants and restrictions that encumber the Building and all applicable laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force (collectively, the "Laws"), including, without limitation, those Laws which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, 13 I\14399819.10 the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building rules and regulations attached hereto as Exhibit D and made a part hereof (the "Rules and Regulations"), as such Rules and Regulations may be modified from time to time by Landlord upon reasonable notice to Tenant; provided, that any modification shall not materially increase any obligations or materially diminish any rights of Tenant under this Lease. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control. (b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of Landlord's directions or any of the Rules and Regulations, but Landlord agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any such increase in premiums charged. Section 5.03. Landlord's Rights Regarding Use. In addition to Landlord's rights specified elsewhere in this Lease, (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper (provided that any such activities do not unreasonably interfere with Tenant's use of, or access to, the Premises and the Building parking areas), and (b) Landlord, its agents, employees, representatives, consultants, contractors and any mortgagees of the Building, shall have the right (but not the obligation) to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) and to enter upon the Building and Common Areas at any time without notice for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of the Premises during any such entries, and Landlord and Landlord’s agents, except in the case of emergency, shall (i) provide Tenant with twenty-four (24) hours' oral or written notice prior to entry in to the Leased Premises, and (ii) comply with Tenant’s reasonable security measures of which Landlord has been notified. Section 5.04. Signage. Landlord may install such signs or notices (including without limitation, as to tenant events, Park events, fire drills, etc.) or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent to any interior signs visible from the exterior of the Leased Premises so long as such signs comply with all Laws. Upon expiration or early termination of the Lease Term, Tenant shall remove all interior signs and repair all damage to the Leased Premises or the Building caused thereby. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 5.04. Notwithstanding anything herein to the contrary, provided that Tenant is not in Default of this Lease, then from and after the Commencement Date, Landlord shall provide Tenant with a Building standard listing on the monument signage at the main exterior entrance of the Building, at Tenant's cost. 14 I\14399819.10

Tenant agrees to maintain such monument sign listing in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove the monument sign listings and repair all damage to the monument sign caused thereby. Landlord and Tenant acknowledge and agree that Tenant also has the right to a listing on the Building's monument sign, pursuant to the Sublease and the Consent to Sublease at Tenant's sole cost and expense, and if so installed during the term of the Sublease, such listing may continue to be maintained by Tenant through the Lease Term in accordance with this Section. Notwithstanding anything herein to the contrary, provided that Tenant is not in Default of this Lease, then from and after the Commencement Date, Tenant shall have the right to install, at Tenant's sole cost and expense, two (2) exterior signs (the "Façade Signs") showing the name of Tenant's business (one sign shall be placed on the south side of the Building facing Interstate 465 and one sign shall be placed on the north side (front) of the Building facing Priority Way West Drive), subject to the following terms and conditions: (a) the size, appearance, content and location of such Façade Signs shall be subject to the prior written approval of Landlord and of any owners association of which Landlord is a member (a "Property Owners Association"), (b) Tenant shall be responsible, at its sole cost and expense, for ensuring that the Façade Signs and the installation thereof complies with any and all applicable Laws, (c) Tenant shall be responsible, at its sole cost and expense, before erecting any such Landlord-approved Façade Signs, for obtaining any and all necessary or appropriate approvals, permits, consents and licenses from any applicable governmental authorities or other third parties (including without limitation any Property Owners Association) with respect to such Façade Signs and shall thereafter, at Tenant's cost and expense, maintain all such approvals, permits, consents and licenses in full force and effect, and (d) Tenant shall, at Tenant's cost and expense, maintain the Façade Signs in first-class condition and repair. Any changes to any such Landlord-approved Façade Signs shall be subject to Landlord's prior written approval. Landlord's approval of such Façade Signs shall not, and shall not be deemed to, constitute a representation or acknowledgement by Landlord that Tenant's proposed Façade Signs and the installation thereof complies with any Laws, nor shall such approval by Landlord relieve Tenant of any of Tenant's obligations under subsections (b) or (c) of the preceding sentence. Promptly upon the expiration or sooner termination of this Lease, Tenant shall, at its cost and expense, remove all Façade Signs and repair and restore the Building to correct any damage caused by the installation or removal of such Façade Signs. Installation, maintenance, or removal of such Façade Signs shall be completed by a sign contractor chosen by Tenant from three (3) approved sign contractors submitted to Tenant by Landlord, at Tenant's sole expense. In the event of a subletting or assignment of the Leased Premises, Tenant's subtenant or assignee, regardless of Landlord's approval of such sublease or assignment, shall not have rights to such Façade Signs or any other exterior signage unless approved by Landlord in Landlord's sole discretion. Notwithstanding the foregoing, (i) a Permitted Transferee (as defined below), (ii) any approved assignee of the entirety of this Lease or (iii) any approved sublessee of 2/3 or more of the rentable square footage of the Leased Premises or two (2) full floors or more of the Leased Premises (in either case in one transaction), shall have the right to replace one or both of the Façade Signs with its own signage, subject to all provisions herein with respect to such Façade Signs, including without limitation Landlord's approval rights. Landlord and Tenant acknowledge and agree that, pursuant to the Sublease and the Consent to Sublease, Tenant also has the right to replace one of such Façade Signs (facing Interstate 465), at Tenant's sole cost and expense during the term of the Sublease, and if so installed during the term of the Sublease, such Façade Sign may continue to be maintained by Tenant through the Lease Term in accordance with this Section as one of the two permitted Façade Signs referenced herein. Section 5.05. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants; provided, however, that, Tenant’s 15 I\14399819.10 parking rights shall not be reduced by Landlord. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, agents, representatives, contractors, customers, guests or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking. On or before the Commencement Date, Landlord shall designate (by marking "Reserved for eHealth Guests" on the pavement to the extent not already so marked at the Commencement Date), at Tenant's sole cost and expense, seven (7) parking spaces (to be located in the same location as the Sublessor's reserved spaces are located as of the Effective Date pursuant to the Home Point Lease) for the use of Tenant and its agents, contractors, visitors, and invitees. The current ratio of parking spaces available for Tenant's use as of the Effective Date is 4.7 spaces per 1,000 rentable square feet in the Leased Premises. Notwithstanding anything herein to the contrary, Tenant shall have the use of not less than 383 of the general parking spaces designated for the Building at no additional cost to Tenant. The immediately preceding sentence does not operate to exclude from Operating Expenses any item properly includable therein (including, but not limited to, costs and expenses related to parking area). Landlord shall not be responsible for the monitoring, policing or enforcing of the use of designated or undesignated parking spaces at the Building. ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES Section 6.01. Services to be Provided. Landlord shall furnish to Tenant during the Lease Term, except as noted below, the following utilities and other services: (a) HVAC service between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and, upon Tenant's prior written request, 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays; (b) Electrical current in an amount not to exceed the capacity of the Building, as such capacity exists from time to time; (c) Water in the Common Areas for lavatory and drinking purposes; (d) Sewer service; (e) Automatic elevator service; (f) Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming; (g) Washing of windows at intervals reasonably established by Landlord; (h) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage; and (i) Maintenance of the Common Areas, including the removal of rubbish, ice and snow. 16 I\14399819.10

Section 6.02. Additional Services. (a) If Tenant requests utilities or building services in addition to those identified above, or if Tenant uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than that which Landlord determines is normally required by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, (i) the costs thereof (which shall be deemed to mean the cost that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent, and (ii) Landlord shall also have the right to submeter or separately meter the Leased Premises (or portion thereof) at Tenant's sole cost, and Tenant shall pay such utilities based on the submeter or separate meter. (b) If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which Landlord determines would normally be generated by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary, including, without limitation, equipment that modifies the Building's HVAC system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02. (c) HVAC can be provided at additional times outside of the hours listed in Section 6.01(a) above upon at least twenty-four (24) hours prior written request by Tenant at a rate of Fifty and 00/100 Dollars ($50.00) per hour for the Building or approximately Sixteen and 00/100 Dollars ($16.00) per hour per floor. This rate represents a combination of usage and wear and tear on the HVAC system, and is subject to change at Landlord’s discretion during the Lease Term. Landlord represents that Landlord shall, except as otherwise provided in this Lease, maintain a temperature in the Building between 68 and 74 degrees year round, based on all lobby and entrance doors being closed and any windows being closed. Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Section 6.04. Telephone and Telecommunications Systems. Tenant shall be responsible, at its sole cost and expense, for the installation, repair, maintenance and use of its own telephone and telecommunications systems ("T&T Systems"). All wiring for the T&T Systems shall be done within the Leased Premises only, and Tenant's installation, repair and maintenance of its T&T systems shall not interfere with or disrupt the activities of any other tenant in the Building. Tenant shall remove all T&T systems installed by Tenant or the Sublessor, including, without limitation, all wiring and cabling of such T&T systems, at the expiration or earlier termination of the Lease and shall repair all damage caused by the installation or removal of the T&T Systems, all at Tenant's sole cost and expense. All of Tenant's T&T Systems requirements, and the installation, repair and maintenance requirements therefor, shall be submitted in writing to Landlord and are subject to Landlord's prior approval, which shall not be unreasonably withheld. Tenant acknowledges and agrees that all mechanical rooms and control rooms in the Building shall remain Common Areas and subject to Landlord's control. 17 I\14399819.10

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense. Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good condition and repair. The cost of such repairs and maintenance to the Leased Premises shall be included in Operating Expenses; provided however, to the extent any repairs or maintenance are required in the Leased Premises because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant's sole expense. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant's Property (as defined in Section 8.01 below) located in the Leased Premises, the Building or the Common Areas. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises. Section 7.03. Alterations/Liens. Tenant shall not permit alterations in or to the Leased Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed so long as such alterations do not affect the Building's exterior or structure or adversely affect the Building Systems), and unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord hereby agrees that, upon written request by Tenant, at the time that Tenant is contemplating alterations, Landlord will inform Tenant as to whether such proposed alterations will be required to be removed by Tenant and the Premises restored at the end of the Lease Term; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable Laws, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. Notwithstanding anything herein to the contrary, Tenant’s Property (defined below) shall at all times be and remain Tenant’s property and at any time Tenant may remove Tenant’s Property from the Leased Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property; provided, however, that the foregoing shall not affect Landlord's rights under Section 2.03 of this Lease. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. With respect to any alterations in or to the Leased Premises made or proposed to be made by or on behalf of Tenant, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of plans for such work or supervision of such work. Tenant agrees that at Landlord's option, Landlord or Landlord's contractor shall perform all work on any alterations to the Leased Premises and in such case shall receive a construction management fee in connection therewith. 18 I\14399819.10

ARTICLE 8 - INDEMNITY AND INSURANCE Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property located in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft of or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, representatives, contractors, customers, guests and invitees in or about the Leased Premises, the Building, the Common Areas or the Park, except to the extent of personal injury caused directly by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease. Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold harmless Landlord, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building, the Common Areas or the Park, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease. Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold harmless Tenant, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) arising out of or related to claims of injury to or death of persons or damage to property to the extent occurring or resulting from the sole negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease. Section 8.04. Tenant's Insurance. (a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable, including without limitation occupancy pursuant to the Sublease (notwithstanding any different insurance requirements required of Sublessor under the Home Point Lease)), Tenant shall maintain the following types of insurance, in the amounts specified below: 19 I\14399819.10

(i) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant's use of or occupancy at the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies. (ii) Property Insurance. Special Cause of Loss Form Insurance, ISO Form CP-10-30, in the amount of the full replacement cost of Tenant's Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations. (iii) Worker's Compensation and Employer's Liability Insurance. Worker's Compensation insurance in amounts required by applicable Laws; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker's Compensation insurance coverage; and employer's liability insurance with limits as follows: bodily injury each accident -- not less than $500,000, bodily injury/disease each employee -- not less than $500,000, and a bodily injury/disease policy limit of not less than $500,000. (iv) Business Interruption Insurance. Business income coverage or other similar insurance providing 'rental value' coverage and naming the Landlord as an additional insured (see e.g., ISO Forms BP 05 93 01 06, CP 15 03 06 07), providing coverage for the full amount of net income that would have been earned as rental income from Tenant but for the covered loss. (v) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident. (b) All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A VII or better, and (ii) provide that said insurance shall not be canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under Tenant's commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance (ACORD Form 28 for evidence of commercial property insurance and ACORD Form 25 for certificate of liability coverage) (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers Compensation insurance, such insurance is primary and non-contributory. During the Lease Term, Tenant shall maintain commercially reasonable deductibles on its commercial general liability insurance and property insurance set forth above. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with a redacted (redacted only as to amount of premium charged to Tenant) copy of the Declarations page(s) from the policies of insurance required to be maintained by Tenant pursuant to this Section 8.04. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance and copies of insurance policies, as applicable, Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time (but not more frequently than once every five (5) years) to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types. 20 I\14399819.10

Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses): (a) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies. (b) Property Insurance. Special Cause of Loss Form Insurance, ISO Form CP-10-30, in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above. Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each of Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party's employees, agents or contractors, on account of any loss of or damage to their respective personal property, the Leased Premises, the Building, and the Common Areas, arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii), and 8.05(b) above. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, or to the actual proceeds received after a loss or to any deductible applicable thereto, and either party's failure to carry insurance required under this Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party's employees, agents or contractors. The Special Cause of Loss Form Insurance policies and Workers' Compensation Insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and/or Tenant, as applicable. ARTICLE 9 - CASUALTY In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within three hundred sixty-five (365) days from the casualty date (based on Landlord's completion estimate); or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in the case of a clause (a) casualty, either Landlord or Tenant may (by giving written notice to the other of such election within ten (10) days after receipt of Landlord's completion estimate), or, in the case of a clause (b) casualty, then Landlord may, in either case upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant hereby waives any rights under applicable Laws inconsistent with the terms of this Article 9. If this Lease is not terminated due to a casualty, then Tenant shall promptly restore Tenant's Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above) to as good or better condition than they were in immediately prior to the casualty. 21 I\14399819.10

ARTICLE 10 - EMINENT DOMAIN If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim an award for relocation expenses but only if such amount is not subtracted from Landlord's award and does not otherwise diminish or adversely affect any award to Landlord. ARTICLE 11 - ASSIGNMENT AND SUBLEASE Section 11.01. Assignment and Sublease. (a) Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part, or permit use of the Leased Premises or any part thereof by any person other than Tenant, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, any such transfer shall not relieve Tenant of its obligations under this Lease, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease hereunder. (b) By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations of Tenant hereunder, (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant of Landlord at the Park, or (v) such assignee or subtenant will conduct a business that is incompatible with that conducted by the other tenants of the Park. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the rent publicly advertised for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, in the case of an assignment terminate this Lease, or in the case of a subletting of more than 1/3 of the rentable square footage of the Leased Premises or more than one (1) full floor of the Leased Premises (whether determined based on the subject subletting alone or the cumulative effective of the subject subletting with prior approved sublettings) terminate this Lease as to the portion of the Leased Premises to be sublet in the subject subletting by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder with respect to the portion of the Lease so terminated, except those which expressly survive the termination of this Lease. Notwithstanding the foregoing, such recapture right shall not apply to an assignment or subletting to a Permitted Transferee. (c) If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt after deducting any costs or expenses incurred by Tenant in connection with 22 I\14399819.10 such assignment or sublease. Tenant agrees to pay Landlord, upon demand by Landlord, for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent. Neither Tenant's payment nor Landlord's acceptance of the foregoing fees shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request. Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon seven (7) days prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property; provided that in the event of a transfer pursuant to clause (b), the tangible net worth of the successor entity after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11, (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Tenant shall remain primarily liable hereunder and any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this Section 11.02 is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. A change of control (as defined above) of Tenant resulting from a stock transfer shall constitute an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above, unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange, or if at least 80% of Tenant's voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding the preceding sentence, a change of control (as defined above) of Tenant resulting from a merger or consolidation, or from any sale of substantially all of the assets of Tenant, that do not meet the requirements of this Section 11.02 shall constitute an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above. ARTICLE 12 - TRANSFERS BY LANDLORD Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building and Common Areas at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability accruing hereunder after the date of such conveyance. Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting this Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. 23 I\14399819.10

Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust, ground or underlying lease, or any other method of financing or refinancing now or hereafter encumbering the Leased Premises ("Mortgage Lien"), and to all advances made, or hereafter to be made upon the security thereof, and to all increases, renewals, amendments, modifications, consolidations, spreaders, replacements, substitutions and/or extensions of any such Mortgage Lien and to all easements, restrictions, liens, encumbrances, rights-of- way, or other matters affecting the Leased Premises of record as the same may be amended or restated from time to time. If any such Mortgage Lien be foreclosed, upon request of the mortgagee, lessor or beneficiary ("Landlord's Mortgagee"), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be, agreeing that Tenant's occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in Default under this Lease. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, a Mortgagee may unilaterally elect, at any time, to make this Lease superior to its Mortgage Lien by so notifying Tenant in writing. Notwithstanding anything herein to the contrary, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to the parties thereto (an "SNDA") within sixty (60) days following the Effective Date hereof. All costs incurred by Landlord in connection with obtaining an SNDA (including, without limitation, any attorneys' fees charged by Landlord's Mortgagee) shall be paid by Tenant within fifteen (15) days after demand therefor. In the event that, despite using commercially reasonable efforts, Landlord is unable to obtain such an agreement from the current Landlord's Mortgagee, then this Lease nonetheless shall be subordinate as aforesaid. ARTICLE 13 - DEFAULT AND REMEDY Section 13.01. Default. The occurrence of any of the following shall be a "Default": (a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due. Notwithstanding the foregoing sentence, before exercising any of the Default remedies of Landlord set forth in this Lease, Landlord shall provide Tenant with a written notice of such payment Default and Tenant shall have an additional five (5) days to cure such payment Default; provided, however, that Landlord shall not be required to give notice of payment Default more than one (1) time in any consecutive twelve (12) month period. (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease (other than those governed by subsections (c) through (e) below) for a period of thirty (30) days after delivery of written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently, continuously and in good faith prosecutes such performance and completes the required action within a reasonable time. (c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days or more; provided, however, that Tenant's vacation of the Premises shall not constitute default so long as Tenant continues to pay rent and perform its other obligations under this Lease within applicable notice and cure periods and is not 24 I\14399819.10 otherwise in default with respect to any other terms, covenants or obligations under this Lease beyond applicable notice and cure periods. (d) Tenant shall assign or sublet all or a portion of the Leased Premises in violation of the provisions of Article 11 of this Lease. (e) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation. (f) Tenant defaults beyond applicable notice and cure periods under any other leases or agreements between Tenant and Landlord, including without limitation the Consent to Sublease. (g) Tenant defaults under the Sublease beyond applicable notice and cure periods. In addition to the Defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default. Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant: (a) Landlord may re-enter the Leased Premises and cure any such Default of Tenant, and Tenant shall, immediately upon demand, reimburse Landlord, as Additional Rent, for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action. (b) Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate, except with respect to any provisions thereunder that expressly survive such termination. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, in the event that Landlord terminates this Lease, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with this Lease. (c) Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which 25 I\14399819.10 would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations"). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate this Lease. (d) Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the present value of the excess, if any, discounted at the Prime Rate, of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State in which the Leased Premises is located who has at least ten (10) years of experience, (ii) all of the Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (d) shall survive termination of this Lease. (e) With or without terminating this Lease, declare immediately due and payable the sum of the following: (i) the present value (discounted at the Prime Rate) of all Minimum Annual Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection (e)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant. (f) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default. (g) In the event of a default by Tenant under the Sublease which results in (i) the termination of the Sublease, or (ii) the termination of Tenant's right to possession under the Sublease; such event shall be a Default under this Lease without further opportunity to cure, and Landlord may exercise any and all remedies therefor as provided in this Lease, including without limitation the following: Landlord may terminate Tenant's rights under this Lease, in which event, (i) the Suite 200 Allowance and the Suite 300 Allowance, to the extent already paid to or incurred by Landlord on behalf of Tenant with respect to the Improvement Costs, shall be reimbursed by Tenant to Landlord upon demand, Landlord shall have no 26 I\14399819.10 further obligation to Tenant with respect to the Suite 200 Allowance and the Suite 300 Allowance, and (ii) Tenant shall surrender possession of the Leased Premises as required in this Lease. Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently, continuously and in good faith undertakes to complete the same. Upon the occurrence of any such default by Landlord, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from such default, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages. Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment. Section 13.05. Nonwaiver of Defaults. Neither party's failure nor delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision at that time or in the future. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non- defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred. ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT Intentionally omitted. 27 I\14399819.10

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES Section 15.01. Environmental Definitions. (a) "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the Building and the Common Areas, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises, the Building and the Common Areas. (b) "Hazardous Substances" shall mean petroleum products and those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws. Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit its agents, employees or contractors to cause the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, the Building, the Common Areas or the Park, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or off-site disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, guests, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, the Building, the Common Areas or the Park, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises. Section 15.04. Tenant's Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's managing agent from and against any and all claims, losses, liabilities, costs, expenses, penalties and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of Tenant's obligations under this Article 15. Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent that Tenant or any assignee or subtenant of Tenant, or any of their respective employees, agents, contractors, representatives, guests, customers or invitees exacerbates the same. Section 15.06. Interpretation. The obligations imposed upon Tenant under this Article 15 are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Tenant under Article 5 above. 28 I\14399819.10

Section 15.07. Survival. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease. ARTICLE 16 - MISCELLANEOUS Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns. Section 16.02. Governing Law and Venue. This Lease shall be governed by and construed in accordance with the laws of the State where the Building is located. The parties hereby agree that the exclusive jurisdiction and venue for any action arising out of, involving or in any way related to this Lease shall be the Indiana Commercial Court located in Marion County, Indiana or, if the Commercial Court does not exist, in a state court located in Marion County, Indiana or a Federal Court located in the Southern District of Indiana. Tenant agrees that all service of process may be made by certified mail directed to Tenant at the address specified in Section 1.01(l), and service so made will be deemed to be completed five (5) business days after the same has been deposited in the United States mails, postage prepaid; provided that nothing contained herein will prevent Landlord from bringing any action or exercising any rights against any security or against Tenant individually, or against any property of Tenant within any other state to enforce any award or judgment obtained in the venue provided above. Tenant waives any objection to venue and any objection based on a more convenient forum in any action instituted herein. Section 16.03. Force Majeure. Each of Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited, to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts, omissions or delays of action of governmental or political bodies (any such occurrence herein referred to as "Force Majeure"). Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, fifteen (15) days after the date Landlord receives this Lease executed by Tenant. Section 16.05. Indemnification for Leasing Commissions. Each of Landlord and Tenant hereby represents and warrants that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each of Landlord and Tenant shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers. Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by any Laws shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If delivered in person, the notice shall be deemed given as of the delivery date. If sent by overnight courier, the notice shall be deemed to have been given as of the date of delivery. If mailed by certified mail, the notice shall be deemed to have been given on the date that is 29 I\14399819.10 three (3) business days following mailing. Rejection or other refusal by the addressee to accept or the inability of the carrier to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. Either party may change its address by giving written notice thereof to the other party. Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant. Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, as well as on Landlord's request if required in connection with a refinancing or sale of the Building or if there is a monetary default by Tenant hereunder beyond applicable notice and cure periods), a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing, the provisions of this Section 16.08 shall not apply if Tenant or Guarantor is a publicly traded company whose financial statements are publicly available and accessible on the internet. Section 16.09. Representations and Warranties. (a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms. (b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms. Section 16.10. Consent or Approval. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed, except as to Landlord's consent to (a) a change of use, (b) signage, or (c) access to the roof of the Building, which consents or approvals may be withheld in Landlord's sole and absolute discretion. Whenever Landlord's consent or approval is required hereunder, such consent or approval shall only be valid when given expressly in writing and identified in such writing as being intended as a consent or approval required by the terms of this Lease. Consent or approval shall never be implied by any act performed or statement made by Landlord, or its agents, representatives or employees. Section 16.11. Time. Time is of the essence of each term and provision of this Lease. 30 I\14399819.10

Section 16.12. Anti-Corruption Laws and Sanctions. For purposes hereof, (a) "Anti-Corruption Laws" shall mean all Laws applicable to a pertinent party from time to time concerning or relating to bribery or anti-corruption; (b) "Sanctions" shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. federal government, including those administered by the Office of Foreign Assets Control, the United States Department of Treasury ("OFAC") or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state in which a pertinent party or any of its subsidiaries conduct operations or Her Majesty's Treasury of the United Kingdom; and (c) "Sanctioned Person" shall mean, at any time, (i) any person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the pertinent party or any of its subsidiaries conducts operations, (ii) unless otherwise authorized by OFAC, any person or entity operating, organized or resident in any country or territory which is itself the subject or target of any full- scope (non-list based) Sanctions, or (iii) any ownership of fifty percent (50%) or more of an entity by persons or entities described in the foregoing clauses (i) or (ii). Each of Landlord and Tenant represents and warrants that neither it nor any of its subsidiaries, nor to its knowledge, their respective directors, officers, employees or agents, is a Sanctioned Person. Each party further represents that it and its subsidiaries, and to its knowledge, their respective directors, officers, employees and agents, complies and shall continue to comply in all material respects with all Sanctions and with all Anti-Corruption Laws. Each party will use reasonable efforts to notify the other in writing if any of the foregoing representations and warranties are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In the event of any violation of this Section by Tenant, Landlord will be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity. Section 16.13. Cooperation. Tenant shall use reasonable efforts to cooperate with Landlord, without cost to Tenant, in connection with the completion of any written surveys or evaluations relating to the Building, the Park or Landlord. Section 16.14. Air and Light. This Lease does not grant or guarantee Tenant continuance of or any right of a view, or any easement for light and air over any property adjoining the Leased Premises or the Building. Section 16.15. Status of Landlord. The term "Landlord" as used herein, so far as covenants or obligations on Landlord's part are concerned, shall be limited to mean and include only the owner(s) at the time in question of Landlord's interest in the Building and Common Areas. Notwithstanding any other provision of this Lease, Tenant agrees that no officer, director, agent, partner or employee of Landlord or the owner or any subsequent owners of the Building or the Land shall be responsible or liable for the performance or nonperformance of any agreement, covenant, or obligation of Landlord in this Lease in his or her individual or personal capacity, and Tenant agrees to look solely to the equity interest of Landlord in the Building as the sole asset for the payment and satisfaction of all obligations and liabilities of Landlord or any subsequent owners of the Building. Section 16.16. Waiver. Waiver by Landlord of any term, covenant, requirement, or condition herein contained shall not be deemed to be a permanent or continuing waiver thereof, nor as a waiver of any other term, covenant, condition, or requirement of this Lease, and subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant, requirement, or condition or any subsequent breach of the same or any other term, requirement, covenant or condition herein contained. 31 I\14399819.10

Section 16.17. Quiet Enjoyment. Upon Tenant's paying rent and all other charges due hereunder, and observing and performing all terms, covenants, conditions and provisions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject, however, to the terms, covenants, conditions and provisions hereof and of any Mortgage Lien(s) encumbering the Building. Section 16.18. Interpretation. The captions or headings to the various articles and sections hereof are inserted only as a matter of convenience and for reference, and in no way define, limit, construe or describe the scope hereof or the intent of any provision hereof. When applicable, use of the singular form of any word shall also mean and apply to the plural, and the neuter form shall mean and apply to the masculine or feminine. Landlord and Tenant hereby acknowledge and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto. This Lease shall not be recorded. All Exhibits referenced in this Lease are attached hereto and incorporated herein by reference. Section 16.19. Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Lease by facsimile or email shall be equally as effective as delivery of an original executed by counterpart of this Lease. Any party delivering an executed counterpart of this Lease by facsimile or email also shall deliver an original executed counterpart of this Lease but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Lease. Section 16.20. No Access to Roof. Tenant shall have no right of access to the roof of the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device or equipment on the roof of the Building without the prior written consent of Landlord. Notwithstanding anything in this Lease to the contrary, Landlord acknowledges that Tenant may wish to install communications equipment, HVAC equipment or one or more satellite dishes at any one time (individually and collectively, the "Equipment") on the roof of the Building, solely for use in conducting Tenant's business, provided that use is in compliance with Section 1.01(k) of this Lease. If Tenant wishes to install any such Equipment, Tenant must satisfy and comply with the provisions of this Section. Tenant must provide Landlord with prior written notice of the following, all of which must be acceptable to and approved by Landlord prior to any such installation: (a) the name of Tenant's proposed telecommunications or HVAC equipment provider (if any) (the "Provider"), (b) a written engineering form (in such format as Landlord requires) describing the quantity and type of Equipment that Tenant or its Provider proposes to install on the roof of or in the Building, (c) a description (in form and detail acceptable to Landlord) regarding the proposed mounting method, location, point of entry to the Building, and cable route, if any, for the proposed Equipment, and (d) any other information requested by Landlord. The installation and operation of the Equipment must be in accordance with the engineering form. Tenant or the Provider shall, at Tenant's or its Provider's cost and expense, obtain all necessary or appropriate approvals, consents, authorizations, permits and licenses from all governmental authorities or other third parties, prior to commencement of installation of the Equipment, and promptly provide Landlord with copies thereof, and maintain those approvals, consents, authorizations, permits and licenses in full force and effect at all times. To the extent Tenant or its Provider requires access to the roof of the Building to install or to maintain, repair or replace any Equipment, Tenant must provide Landlord with at least three (3) business' days prior written notice thereof. Tenant or its Provider shall, at Tenant's cost and expense, at all times maintain such insurance as Landlord or any Mortgagee deems necessary or appropriate with respect to the Equipment including without limitation (i) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant or its Provider has procured and has caused others to procure workers' compensation and commercial general liability insurance in amounts reasonably 32 I\14399819.10 satisfactory to Landlord and naming as an additional insured on such liability insurance each of the parties listed in Section 8.04(b); and (ii) with respect to worker's compensation insurance, Tenant shall provide Landlord with certificate(s) from the Indiana Workers Compensation Board stating that Tenant's Provider and any subcontractors, if applicable, have worker's compensation insurance for their respective employees as required by statute. Tenant or its Provider shall, at Tenant's cost and expense, maintain, repair and replace the Equipment as necessary or appropriate so that the Equipment remains at all times in good condition and repair. At the end of the Lease Term, Tenant shall (unless Landlord otherwise agrees in writing) remove, or cause its Provider to remove, the Equipment. Tenant shall, at its sole cost and expense, repair any damage to the roof or Building or any portion thereof caused by the installation, presence, operation, use, and/or removal of the Equipment. The Equipment must not interfere with the transmission or reception equipment presently or hereafter located at or in the Building. If the Equipment causes any interference with respect to any such transmission or reception equipment, Tenant shall eliminate such interference within twenty-four (24) hours after written notice from Landlord of the existence of such interference. Tenant shall be responsible for obtaining and paying for all utilities to operate the Equipment, whether during the Lease Term of this Lease or prior thereto if the Equipment is installed at any time after the commencement of the Sublease. Landlord shall have no liability or obligation to Tenant or the Provider with respect to the Equipment or any loss, liability, damage, cost or expense relating thereto. Tenant shall, within five (5) days after written notice from Landlord, remove the Equipment in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to materially comply with the terms stated herein. Such removal or relocation shall be in accordance with all of the terms and conditions set forth herein. Any language in this Lease notwithstanding, Landlord shall not be liable for and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all liability, damages (including but not limited to personal injury, death or property damages), costs, expenses and reasonable attorneys' fees incurred by Landlord arising from any Equipment related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof. Tenant's rights granted in this Section are personal to Tenant originally named herein or its Permitted Transferee and shall not be assigned or sublet without Landlord's prior written consent, and no equipment of any other person or entity may be co-located in the Premises or on the roof with Tenant's Equipment. Section 16.21. Waiver of Right to Jury Trial and Permissive Counterclaims. Landlord and Tenant hereby waive their respective right to a trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in connection with (i) the Lease, (ii) the Leased Premises, (iii) Tenant's use or occupancy of the Leased Premises, or (iv) the right to any statutory relief or remedy. Tenant hereby waives the right to interpose any permissive counterclaim of any nature in any action or proceeding commenced by Landlord to obtain possession of the Leased Premises. If Tenant violates this provision by filing a permissive counterclaim, without prejudice to Landlord's right to have such counterclaim dismissed, the parties stipulate that should the court permit Tenant to maintain the counterclaim, the counterclaim shall be severed and tried separately from the action for possession. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The waivers set forth in this Section are made knowingly, intentionally, and voluntarily by Tenant. Tenant further acknowledges that it has been represented in the making of these waivers by independent counsel, selected of its own free will, and that it has had the opportunity to discuss these waivers with counsel. This provision is a material inducement to Landlord in agreeing to enter into this Lease. Section 16.22. Guaranty. This Lease shall not become effective until the Guarantor has executed a guaranty of this Lease, the Sublease and the Consent to Sublease in the form attached hereto as Exhibit F (the "Guaranty"). 33 I\14399819.10

ARTICLE 17 - SPECIAL STIPULATIONS Section 17.01. Option to Extend. (a) Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing beyond applicable notice and cure periods, (ii) intentionally omitted, and (iii) Tenant is not then subleasing more than 1/3 of the rentable square footage of the Leased Premises or more than one (1) full floor of the Leased Premises (to be determined on a cumulative basis for all subleases then in effect), Tenant shall have one (1) option (the "Extension Option") to extend the Lease Term for one (1) additional period of seven (7) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances, Landlord construction work to the Leased Premises, or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the current Lease Term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to properly exercise the Extension Option shall be deemed a waiver of the Extension Option. Any reference in this Lease to the "Lease Term" shall mean the initial Lease Term as it may be extended pursuant to this Section. Tenant has no other option to extend the Lease Term except as set forth in this Section. Upon determination of the Rent Adjustment, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term. Tenant agrees to execute such amendment to the Lease (or new lease) prepared by Landlord on the terms set forth herein within thirty (30) days after Landlord's request (time being of the essence). (b) Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be the Market Rental Rate (as defined below), as determined in accordance with subsection (c) below. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease. (c) Market Rental Rate. As used in this Lease, the term "Market Rental Rate" means the annual amount of base rent that a willing tenant would pay and a willing landlord would accept in an arm's length, bona fide negotiation for lease of the Leased Premises to be executed at the time of determination and to commence on the commencement of the Extension Term, based upon other lease transactions made for other comparable office buildings in the Keystone submarket of the Indianapolis office market ("Market Area"), taking into consideration all relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the building (taking into consideration renovations); (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances; (v) the amount of any abatement of rental or other charges; (vi) parking charges or inclusion of same in rental; (vii) refurbishment and repainting allowances; (viii) any and all other concessions or inducements; (ix) extent of services to be provided; (x) distinction between "gross" and "net" lease; (xi) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xii) any other adjustments (including by way of indexes) to base rental; (xiii) credit standing and financial stature of the tenant; and (xiv) length of term. In the event that Landlord and Tenant are unable to agree on the Market Rental Rate, as defined hereinabove, by the date which is six (6) months prior to the commencement of the Extension Term (the "Trigger Date"), then the Market Rental Rate shall be determined in accordance with the terms of subsection (d) below. 34 I\14399819.10

(d) Baseball Arbitration. If Landlord and Tenant are unable to reach agreement on the Market Rental Rate by the Trigger Date, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rental Rate for the Extension Term (each a "Market Rental Rate Proposal"). If either Landlord or Tenant fails to propose a Market Rental Rate at such time, then the Market Rental Rate for the Extension Term proposed by the other party shall prevail. If the higher of such proposals is not more than one hundred five percent (105%) of the lower, then the Market Rental Rate shall be the average of the two. Otherwise, the dispute shall be resolved in accordance with the remainder of this subsection (d). Within ten (10) days after the expiration of the foregoing five (5) day period, Landlord and Tenant shall each appoint one (1) Broker (as hereinafter defined for this Section). If either party fails to timely select a Broker, then the Market Rental Rate for the Extension Term proposed by the party that selected a Broker shall prevail. If each party timely selects a Broker, then the two Brokers shall then have fifteen (15) days after the appointment of the second Broker in which to determine whether the Landlord's or the Tenant's Market Rental Rate Proposal should be utilized. In the event that the two Brokers are unable to agree on either the Landlord's or the Tenant's Market Rental Rate Proposal with such fifteen (15) day period, then the two Brokers shall pick a third Broker within five (5) days after the expiration of such fifteen (15) day period. If the three (3) Brokers, with fifteen (15) days thereafter, cannot unanimously agree upon either the Landlord's or the Tenant's proposed Market Rental Rate, then each of the three Brokers shall immediately select one of the two proposals, and the selection of either the Landlord's or the Tenant's Market Rental Rate Proposal by any two (2) of the three (3) Brokers shall be final and conclusive for all purposes in determining Market Rental Rate. The parties understand, stipulate and agree that there will be no compromise, modification or averaging of the Landlord's and Tenant's Market Rental Rate Proposals, and the Brokers must select one or the other, and that the proposed Market Rental Rate selected by the foregoing arbitration procedure shall be final, binding, conclusive and effective on Landlord and Tenant for purposes under this Lease, and same shall not be subject to judicial review, mediation or any other legal proceeding. As used in this Section, the term "Broker" shall mean an Indiana licensed real estate broker with at least ten (10) years' experience in office leasing transactions in the Market Area. The fees of the third Broker, if applicable, shall be shared equally by Landlord and Tenant. The fees of each party's respective Broker, if applicable, shall be borne by that party. Section 17.02. Temporary Space. Commencing as of the later of June 1, 2019 or delivery of possession of such space (the "Temporary Space Commencement Date"), Tenant shall have the right to utilize certain office space located on the first floor of the Building and currently known as Suite 110, consisting of approximately 4,084 rentable square feet as depicted on Exhibit A attached hereto (the "Temporary Space") from the Temporary Space Commencement Date through December 31, 2019 (the "Temporary Space Expiration Date", and the Temporary Space Commencement Date through the Temporary Space Expiration Date is hereby defined as the “Temporary Space Term”). Tenant shall bear all costs and expenses of Tenant's use of the Temporary Space and the Temporary Space shall be provided by Landlord in its AS IS condition. Tenant shall be permitted to use the Temporary Space for staging of hiring fairs and conducting of interviews to find new employees of Tenant, all in relation to the Permitted Use, and for no other purpose. Tenant's use of the Temporary Space shall be subject to the terms and conditions of this Lease, except that any improvement allowances, Landlord construction work to the Leased Premises, or other concessions applicable to the Leased Premises under the Lease shall not apply to the Temporary Space, and Tenant shall not be required to pay any Base Rent or Additional Rent with respect to the Temporary Space, but instead Tenant shall pay for the Temporary Space's proportionate share (5.0101%) of all Operating Expenses for the Building (without deduction for any Base Year) during the Temporary Space Term, which amount is hereby set at $3,070.76 per month (prorated for any partial month) and is not subject to audit by Tenant (the "Temporary Space Rent"). Tenant shall vacate and surrender the Temporary Space, in accordance with Section 2.03 of this Lease, on or before the Temporary Space Expiration Date. If Tenant does not vacate the Temporary Space by the Temporary Space Expiration Date in accordance with Section 2.03 of this Lease, Landlord shall have all 35 I\14399819.10 remedies with respect to the Temporary Space as provided for the Leased Premises in Section 2.03, and beginning after the Temporary Space Expiration Date, Tenant shall pay to Landlord for each day thereafter that Tenant has not vacated the Temporary Space, rent for the Temporary Space at a rate of $44.00 per rentable square foot of the Temporary Space per year, which total holdover rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over, including, without limitation, all consequential, direct and indirect damages and losses sustained by Landlord. Tenant acknowledges and agrees that nothing in this Section is intended to limit any other remedies available to Landlord at law or in equity under applicable law, for a default of this Section. Section 17.03. Early Termination. Tenant shall have a one-time right to terminate the Lease (the "Termination Option") effective on the later of January 31, 2028 or the last day of the month in which Tenant has paid in full sixty (60) months of Rent under this Lease (the "Termination Date"), upon the following terms and conditions. (a) Irrevocable written notice must be given by Tenant to Landlord that Tenant elects to exercise the Termination Option, no later than nine (9) months prior to the Termination Date. (b) The termination must be effective on the Termination Date, and no earlier or later date. (c) There must not be a Default by Tenant at the time of exercise of the Termination Option or on the Termination Date (except for a Default in connection with a failure to surrender the Leased Premises in the condition required herein, which Default shall be governed by the provisions of Sections 2.03 and 2.04 of this Lease, but shall not affect the validity of Tenant’s exercise of the Termination Option). (d) Simultaneously with the delivery of the Termination Notice, Tenant must pay Landlord, in cash, a termination fee ("Termination Fee") in an amount equal to the sum of: (A) all unpaid rent and any other unpaid costs and charges under this Lease for the period up to and including the Termination Date; plus (B) the sum of (i) those out-of-pocket costs and expenses incurred by Landlord for any improvements and alterations to the Leased Premises that remain unamortized as of the Termination Date, including without limitation tenant improvement allowances and space planning costs, (ii) any leasing commissions and legal fees paid by Landlord with respect to this Lease that remain unamortized as of the Termination Date, and (iii) an amount equal to any rent abatement or "free rent" provided by Landlord to Tenant with respect to the Leased Premises that remains unamortized as of the Early Termination Date; the amounts described in this subsection (d)(B) being amortized at an interest rate of eight percent (8%) per annum over an amortization period commencing with the fourth (4th) full month of the Lease Term; plus (C) an amount equal to six (6) months of then current Rent installments. Upon request, Landlord shall provide Tenant with the amount of such Termination Fee (the failure of Landlord to provide Tenant with the amount of the Termination Fee shall not waive the deadline for the Termination Notice or Tenant's obligation to pay the Termination Fee simultaneously with the delivery of the Termination Notice. (e) Without limiting the foregoing, any obligations and liabilities of Tenant accruing under this Lease prior to the Termination Date shall survive the Termination Date and any such exercise of the Termination Option, as shall any provisions of the Lease that are expressly stated in the Lease to survive its expiration or sooner termination. (f) The Termination Option shall automatically terminate and become null and void upon the earliest to occur of (i) the assignment of this Lease by Tenant, in whole or in part, other than to a Permitted Transferee, (ii) the sublease by Tenant of more than 1/3 of the rentable square footage of the 36 I\14399819.10

Leased Premises or more than one (1) full floor of the Leased Premises (to be determined on a cumulative basis for all subleases then in effect), other than to a Permitted Transferee, (iii) the failure by Tenant to timely and properly exercise the Termination Option, (iv) the failure by Tenant to pay to Landlord, in full, the Termination Fee simultaneously with the Termination Notice. (g) If Tenant timely and properly exercises the Termination Option, Tenant shall surrender full and complete possession of the Leased Premises to Landlord on or before the Termination Date, broom-clean, in good order, condition and repair, and otherwise in accordance with the requirements of this Lease. (h) If Tenant exercises the Right of Second Refusal (as defined below), Tenant acknowledges and agrees that the Termination Option shall not apply to Tenant's lease of the Refusal Space (as defined below). Section 17.04. Right of Second Refusal. Subject to the right of first refusal of the current tenant at the Lakefront 9 Building (as defined below) or its successors or assigns (or any of their respective subtenants), as those rights exist as of the Effective Date (collectively, the "Superior Rights"), and provided that (i) no default has occurred and is then continuing beyond any applicable notice and cure periods, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Premises throughout the Lease Term, Tenant shall have a right of second refusal with respect to the rentable space as depicted on Exhibit E attached hereto and hereby made a part hereof, consisting of approximately 23,187 rentable square feet of space located in the Lakefront 9 Building (as defined below) and designated as Suite 165 (the "Refusal Space") upon and subject to the terms and conditions set forth in this Section (the "Right of Second Refusal"). The "Lakefront 9 Building" shall mean the building owned by Landlord in the Park which is known as Lakefront 9, at 3685 Priority Way South Drive, Indianapolis, Indiana. (a) Subject in all respects to any Superior Rights, if, during the Lease Term of this Lease, Landlord receives any bona fide offer to lease either (i) all of the Refusal Space, or (ii) any portion of the Refusal Space, or (iii) any portion or all of the Refusal Space in addition to other space in the Lakefront 9 Building (any such space described in (i), (ii) or (iii) that is the subject of the bona fide offer being referred to herein as the "Available Refusal Space"), which offer is acceptable to Landlord (the "Third Party Offer"), Landlord shall notify Tenant in writing (the "Landlord Refusal Notice") that Landlord has received an acceptable Third Party Offer and of the key economic terms of that Third Party Offer, including without limitation a description of the Available Refusal Space that is the subject of the Third Party Offer. However, Tenant shall not have the right to exercise its Right of Second Refusal if, at the time Landlord receives the Third Party Offer, there is a default by Tenant under this Lease beyond any applicable notice and cure periods. Tenant shall have five (5) business days after receipt of the Landlord Refusal Notice in which to notify Landlord, in writing, if Tenant wishes to exercise its Right of Second Refusal, as to the Available Refusal Space identified in the Landlord Refusal Notice, upon the key economic terms of the Third Party Offer, including all consideration for such Available Refusal Space as contained in such Third Party Offer; provided, however, that Tenant may not exercise its Right of Second Refusal as to less than all of the Available Refusal Space identified in that Landlord Refusal Notice. If Tenant does not exercise the Right of Second Refusal as to the Available Refusal Space identified in the Landlord Refusal Notice within the five (5) business day period, or if Tenant notifies Landlord that Tenant does not wish to exercise its Right of Second Refusal as to the Available Refusal Space identified in the Landlord Refusal Notice, or if Tenant exercises the Right of Second Refusal as herein provided but fails to enter into an amendment to this Lease within the time period as required in subsection (c) below, Landlord shall be free, for a period of twelve (12) months after the date of the Landlord Refusal Notice, to lease the Available Refusal Space that is the subject of the Third Party Offer to any other person or entity 37 I\14399819.10 on substantially the terms set forth in the Landlord Refusal Notice, and Tenant's Right of Second Refusal as to the Available Refusal Space shall cease and terminate for such twelve (12) month period, after which, if Landlord has not leased the Available Refusal Space to a third party, Tenant's Right of Second Refusal as to the Available Refusal Space shall be reinstated as to any Third Party Offer thereafter received. (b) If Tenant timely and properly exercises its Right of Second Refusal, Tenant shall lease the Available Refusal Space that is the subject of the Third Party Offer upon the terms and conditions of the Third Party Offer. If Tenant timely and properly exercises its Right of Second Refusal as to the Available Refusal Space, Tenant shall, promptly upon Landlord's request, and within ten (10) days following Tenant's receipt of such amendment, enter into an amendment to this Lease (or, at Landlord's option, enter into a new lease on substantially similar terms and conditions as outlined in this Lease except for those that differ by reason of the terms and conditions of the Third Party Offer) with respect to the Available Refusal Space, which amendment or new lease shall be in a form reasonably acceptable to both Landlord and Tenant and shall confirm the terms and conditions of Tenant's lease of the Available Refusal Space consistent with the Third Party Offer (including without limitation confirming the commencement date and expiration date for Tenant's lease of the Available Refusal Space as well as the Base Rent for the Available Refusal Space), shall confirm the Tenant's Proportionate Share of Excess Operating Expenses and Tenant's Proportionate Share of Impositions to account for the Available Refusal Space, and shall contain such other terms and conditions as Landlord and Tenant reasonably deem to be necessary or appropriate. If Tenant shall fail to enter into the amendment or new lease on the terms herein set forth within ten (10) days following Tenant's receipt of such amendment, then Landlord may terminate this Right of Second Refusal, by notifying Tenant in writing, in which event this Right of Second Refusal shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Available Refusal Space that is the subject of the Third Party Offer to such third party or any other third party, and Tenant's Right of Second Refusal as to the Available Refusal Space that is the subject of the Third Party Offer shall cease and terminate completely. (c) The Right of Second Refusal shall automatically terminate and become null and void upon the exercise by Tenant of the Termination Option. (d) The Right of Second Refusal is personal to EHEALTHINSURANCE SERVICES, INC., a Delaware corporation, and its Permitted Transferee, and will be null and void in the event of any other assignment or transfer of the Lease or sublease of all or any part of the Leased Premises. Section 17.05. Generator. In the event that the Work includes installation of a generator, UPS and related equipment (collectively, the "Generator") to service the Leased Premises, once installed, Tenant shall maintain and operate the Generator in compliance with all applicable Laws and permits. The Allowance may be used for the purpose of acquiring and installing such Generator. All costs associated with the Generator, including without limitation, ongoing testing, repair and maintenance, replacement of components and fueling thereof, insurance therefor, any modifications to the Leased Premises or Building to accommodate the Generator, and any governmental approvals as necessary for the installation, use, maintenance, removal or replacement of the Generator shall be borne solely by Tenant, whether incurred during the Lease Term or prior thereto if the Generator is installed at any time after the commencement of the Sublease. Tenant shall be solely responsible for the permitting, inspecting, maintenance, repair, and replacement of the Generator and shall enter into a maintenance contract with a reputable company reasonably approved by Landlord (the “Maintenance Contract”), pursuant to which Maintenance Contract such company shall institute a regularly scheduled program of preventive inspections, maintenance and repair of the Generator that complies with the requirements of any applicable warranties and keeps and maintains the Generator in good order, condition, and repair at all times. Landlord shall have the right to request a copy of any such Maintenance Contract and any reports issued in connection therewith. Tenant 38 I\14399819.10 shall obtain Landlord's approval for any proposed relocation, alteration or replacement of the Generator. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Generator related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof. Tenant shall remove the Generator, including, without limitation, all wiring and cabling of such Generator, at the expiration or earlier termination of the Lease and shall repair all damage caused by such installation or removal, all at Tenant's sole cost and expense; provided that Landlord may, by notice to Tenant prior to the expiration or earlier termination of the Lease, require Tenant to leave the Generator in place and in such event, the Generator shall become the property of Landlord. Section 17.06. Contingency. The parties acknowledge and agree that this Lease is contingent upon Landlord, Tenant and Sublessor entering into the Consent to Sublease in a form acceptable to all such parties. Section 17.07. Landlord Representation; Compliance with Laws. Landlord hereby represents that, it has not, as of the date hereof, received any written notice that the Building, the Leased Premises, the Land, and any improvements thereon, are in violation of any applicable Laws (including, without limitation, the Americans With Disabilities Act of 1990, as amended (the "ADA")). Anything in this Lease, the Home Point Lease or the Sublease to the contrary notwithstanding, Landlord and Tenant agree that responsibility for compliance with the ADA and other applicable Laws shall be allocated as follows: (i) Landlord shall be responsible, subject to the provisions of Article 3, for compliance with the provisions of Title III of the ADA and other applicable Laws for all Building Systems and Common Areas, including, without limitation, exterior and interior areas of the Building not included within the Leased Premises or the premises of other tenants, other than compliance that is necessitated by the use of the Leased Premises for other than general office use or as a result of any alterations or additions, including any initial Tenant Improvements, made by or on behalf of Tenant (which risk and responsibility shall be borne by Tenant); and (ii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA and other applicable Laws for any construction, renovations, alterations and repairs made within the Leased Premises if such construction, renovations, alterations or repairs are made by Tenant, its employees, agents or contractors, or at the direction of Tenant, including without limitation the Tenant Improvements. Notwithstanding anything herein or in the Lease to the contrary, Tenant acknowledges and agrees that if its density of use for any suite of the Leased Premises (whether during the Sublease or this Lease) is greater than market standard office use for Class A buildings in the Park, and such higher density of use requires any change to the Leased Premises or the Building in order to comply with Laws, which changes would not be required for a market standard office use for Class A buildings in the Park, such compliance requirements will only be undertaken in accordance with Article 7, but at Tenant's sole cost and expense (subject to the Allowance to the extent available). Further, Tenant acknowledges that Landlord may designate any such changes related to density compliance issues as alterations that must be removed by Tenant (with restoration to pre-alteration condition) upon the expiration or earlier termination of the Lease. (SIGNATURES CONTAINED ON THE FOLLOWING PAGES) 39 I\14399819.10

EXHIBIT A SITE PLAN OF LEASED PREMISES Page 1 – Suite 100 (entire rentable area on the first floor) and the Temporary Space Exhibit A Page 1 of 3 I\14399819.10

EXHIBIT A SITE PLAN OF LEASED PREMISES Page 2 – Suite 200 (entire rentable area on the second floor) Exhibit A Page 2 of 3 I\14399819.10

EXHIBIT A SITE PLAN OF LEASED PREMISES Suite 300 (entire rentable area on the third floor) Exhibit A Page 3 of 3 I\14399819.10

EXHIBIT B-1 TENANT IMPROVEMENTS (LANDLORD WORK) 1. Landlord's Obligations. Tenant has personally inspected the Leased Premises and accepts the same "AS IS", without representation or warranty by Landlord of any kind, except as otherwise expressly provided in the Lease, and with the understanding that Landlord shall have no responsibility with respect thereto, except (a) as otherwise expressly provided in the Lease, and (b) to construct and install within the Leased Premises, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality, the Tenant Improvements, in accordance with this Exhibit B. 2. Construction Drawings, Cost Statement and Allowance. (a) Tenant shall work with Landlord’s space planner (currently Carson Design Associates, Inc.), at Tenant’s sole cost and expense, to develop the Suite 100 CDs, the Suite 200 CDs and the Suite 300 CDs. Tenant shall, at Tenant's sole cost and expense (subject to the Allowance), submit the Suite 100 CDs, Suite 200 CDs and the Suite 300 CDs to Landlord for approval. For purposes of the Lease, the "CDs" shall mean, individually as a set or collectively, as the context may require, one or more sets of construction drawings (in permittable form). The CDs shall cover all work to be performed by Landlord in constructing the Tenant Improvements or the applicable portion thereof. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building Systems. Landlord shall have fifteen (15) days after receipt of the CDs in which to review the CDs and in which to give Tenant written notice of its approval of the CDs or its requested changes to the CDs. If Landlord requests any changes to the CDs (or Tenant desires to make any changes to CDs for the sole purpose of reducing the cost to construct and install the Tenant Improvements), Tenant shall make such changes and shall, within ten (10) days of its receipt of Landlord's requested changes (if any), submit the revised portions of the CDs to Landlord. Landlord shall have ten (10) days after receipt of the revised CDs in which to review said revised CDs and in which to give to Tenant written notice of its approval of the revised CDs or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CDs in accordance with this Section 2. Tenant shall at all times in its preparation of the CDs, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CDs, and any revisions thereto, act reasonably and in good faith. Approval by Landlord of the Landlord Work and the CDs shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Leased Premises nor shall Landlord's approval of the CDs create any liability or responsibility on the part of Landlord for compliance of the CDs with applicable Laws (including, without limitation, the ADA). Landlord agrees, on Tenant's behalf to enforce any claims against the architect for any such noncompliance of the CDs. (b) Following Tenant's approval (or deemed approval) of the CDs, Landlord shall solicit competitive bids from multiple general contractors. Tenant shall have the right to provide Landlord with a proposed general contractor, and provided such general contractor meets with Landlord's reasonable approval, such general contractor shall have the right to enter a bid. Landlord and Tenant shall review the bids jointly and Tenant shall select one general contractor. Promptly following the selection of a general contractor, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Tenant Improvements (the "Cost Statement"), which Cost Statement shall be specific to each of the Suite 100 Work, Suite 200 Work, and Suite 300 Work. Tenant acknowledges and agrees that (i) the Cost Statement shall include design fees and a fee payable to the project's construction manager or general contractor, and (ii) such construction manager or general contractor may be comprised of a subsidiary, Exhibit B-1 Page 1 of 3 I\14399819.10 affiliate or employees of Landlord. Tenant agrees to acknowledge the Cost Statement in writing within three (3) days following Landlord's written request therefor. (c) Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds the Allowance that is available at the time. If, following Landlord's approval of the CDs, the Cost Statement shows that the cost to construct and install the Tenant Improvements will exceed the applicable available Allowance, Tenant shall deliver to Landlord, within ten (10) days following Landlord's written request, an amount equal to one-half (1/2) of such excess. Following Substantial Completion of the Tenant Improvements, Tenant shall pay to Landlord the remaining difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the applicable available Allowance within ten (10) days of Landlord's request therefor. Tenant's failure to deliver the payments required in this subsection (b) shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received, and any resulting delay shall constitute a Tenant-caused delay hereunder. In addition, all delinquent payments shall accrue interest at 15% per annum. If the applicable available Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), such savings shall be the property of Landlord except as otherwise provided in the Lease. Notwithstanding anything herein to the contrary, the cost of the Tenant Improvements shall not include (and Landlord shall be solely responsible for and the Allowance shall not be used for): (a) costs attributable to improvements installed outside the demising walls of the Leased Premises, unless requested by Tenant in the CDs; (b) costs for improvements which are not shown on or described in the CDs or an approved Change Order, unless otherwise approved by Tenant; (c) costs incurred due to the presence of Hazardous Substances in the Leased Premises or the surrounding area, unless and to the extent caused or exacerbated by Sublessor or Tenant or their respective agents, employees, contractors, customers or invitees; (d) attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs in connection with disputes with third parties; (e) interest and other costs of financing construction costs; (f) increased construction costs incurred as a consequence of delay (unless the delay is caused by Tenant, Sublessor or Tenant requested sub- contractors), construction defects, or default by a contractor (other than Tenant required sub-contractors); (g) costs recoverable by Lessor upon account of warranties and insurance; (h) subject to Article 9, restoration costs in excess of insurance proceeds as a consequence of casualties; (i) penalties and late charges attributable to Landlord's failure to timely pay construction costs; (j) wages, labor and overhead for overtime and premium time, unless necessitated by Tenant's timeline or other request; (k) offsite management, supervision fees or overhead costs incurred by Landlord; and (l) construction management fees paid to Landlord in excess of 3% of the total cost of the Work. 3. Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements or any portion thereof, and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. Landlord and Tenant acknowledge and agree that the Tenant Improvements shall be completed while Tenant is in possession of the Leased Premises, either under this Lease or the Sublease. Tenant agrees to cooperate with Landlord to avoid any unnecessary interference with Landlord's work, and Landlord agrees to cooperate with Tenant to avoid any unnecessary interference with the conduct of Tenant's business in the Leased Premises. Tenant acknowledges that the Tenant Improvements may occur during normal business hours while Tenant is in occupancy of the Leased Premises and that no interference to Tenant's business operations in, or use of, the Leased Premises shall entitle Tenant to any abatement of rent or any other concession, or give rise to any claim against, or liability of, Landlord. Exhibit B-1 Page 2 of 3 I\14399819.10

4. Change Orders. After the CDs have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to request changes to the CDs at any time following final approval thereof by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant acknowledges and agrees that (i) the Change Order Memorandum of Agreement may include design fees and a fee payable to the project's construction manager and/or general contractor, and (ii) such construction manager or general contractor may be comprised of a subsidiary, affiliate or employees of Landlord. Tenant shall, within three (3) days following Tenant's receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within ten (10) days following Landlord's request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order. 5. Letter of Understanding. Promptly following (i) Substantial Completion of the Tenant Improvements, or any portion thereof, and/or (ii) the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the date of Substantial Completion of the Tenant Improvements, or any portion thereof, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant fails to execute the Letter of Understanding within five (5) days of its delivery from Landlord, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items. 7. Definitions. For purposes of this Exhibit B-1 and the Lease, "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises, as established by written notice from Landlord to Tenant, and the obtainment by Landlord of all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Leased Premises for the Permitted Use. Exhibit B-1 Page 3 of 3 I\14399819.10

EXHIBIT B-2 TENANT IMPROVEMENTS (TENANT WORK) 1. Condition of Leased Premises. (a) Tenant has personally inspected the Leased Premises and accepts the same "AS IS", without representation or warranty by Landlord of any kind, except as otherwise expressly provided in the Lease. Tenant shall be responsible for constructing within the Leased Premises the Tenant Improvements. Tenant's proposed architect/engineer, general contractor, and fire protection, plumbing, HVAC and electrical subcontractors are subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord's building standards heretofore delivered to Tenant, and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the general contractor, Tenant shall forward to said general contractor (and copy Landlord on the transmittal) Landlord's fire protection, plumbing, HVAC and electrical specifications and Landlord's rules of conduct, all of which have been delivered to Tenant prior to the date of this Lease, and Tenant shall cause said general contractor to comply with said specifications and rules of conduct. At Landlord's request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant's general contractor to discuss the Building Systems and other matters related to the construction of the Tenant Improvements. (b) Tenant shall be in possession of Suite 200 and Suite 300 of the Leased Premises prior to the Commencement Date of the Lease, pursuant to the Sublease. Landlord shall deliver Suite 100 of the Leased Premises to Tenant on the Commencement Date of the Lease with respect to Suite 100, subject to Section 2.01 of the Lease. 2. Preparation of CDs. Tenant shall, at Tenant’s sole cost and expense (subject to the Allowance), develop the Suite 100 CDs, the Suite 200 CDs and the Suite 300 CDs and submit them to Landlord for approval. For purposes of the Lease, the "CDs" shall mean, individually as a set or collectively, as the context may require, one or more sets of construction drawings (in permittable form). The CDs shall cover all work to be performed by Tenant in constructing the Tenant Improvements or the applicable portion thereof. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building Systems. Landlord shall have fifteen (15) days after receipt of the CDs in which to review the CDs and in which to give Tenant written notice of its approval of the CDs or its requested changes to the CDs. If Landlord requests any changes to the CDs, Tenant shall make such changes and shall, submit the revised portions of the CDs to Landlord. Landlord shall have fifteen (15) days after receipt of the revised CDs in which to review said revised CDs and in which to give to Tenant written notice of its approval of the revised CDs or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CDs in accordance with this Section 2. Tenant shall at all times in its preparation of the CDs, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CDs, and any revisions thereto, act reasonably and in good faith. Tenant shall be responsible for ensuring that the CDs satisfy and comply with all applicable Laws, and Landlord shall have no responsibility or liability therefor. Approval by Landlord of the Landlord Work and the CDs shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Leased Premises nor shall Landlord's approval of the CDs create any liability or responsibility on the part of Landlord for compliance of the CDs with applicable Laws (including, without limitation, the ADA). Tenant shall be responsible, at Tenant's cost and expense, for constructing the Tenant Improvements and performing all work relating thereto pursuant to the provisions and limitations set forth in this Work Letter and the Lease, and including, without limitation, paying fees, obtaining space Exhibit B-2 Page 1 of 4 I\14399819.10 planning and construction drawing services, obtaining permits, and furnishing all labor and materials necessary to complete the Tenant Improvements. Notwithstanding anything herein to the contrary, the cost of the Tenant Improvements shall not include (and Landlord shall be solely responsible for and the Allowance shall not be used for): (a) costs incurred due to the presence of Hazardous Substances in the Leased Premises or the surrounding area, unless and to the extent caused or exacerbated by Sublessor or Tenant or their respective agents, employees, contractors, customers or invitees; and (b) construction administration fees paid to Landlord in excess of 1% of the total cost of the Work. 3. Construction of Tenant Improvements. Prior to commencing the construction of the Tenant Improvements or any portion thereof, Tenant shall obtain all permits, authorizations, licenses, consents and approvals, if any, required for Tenant to perform the Tenant Improvements (the "Permits"), including, without limitation, the Permit(s) required by the City of Indianapolis, if any, with respect to the Tenant Improvements, and Tenant shall deliver to Landlord (a) copies of the Permits, (b) evidence of Tenant's insurance reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (c) a project schedule in detail reasonably satisfactory to Landlord. In addition, Tenant shall require its general contractor to carry appropriate insurance, as determined by Tenant, but which shall include, without limitation, Commercial General Liability, Commercial Auto Liability and Worker's Compensation, in amounts necessary to insure the project and the work related thereto against claims for bodily injury or death or property damage. Tenant's contractors of all tiers shall name Landlord, Landlord's managing agent, and any mortgagee requested by Landlord as additional insured on all liability policies required pursuant to this Section 3. Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant Improvements in a good, first-class and workmanlike manner, free of defects and using new materials and equipment of good quality, and in accordance with the CDs and all applicable Laws, permits and governmental regulations. If Tenant shall fail to complete the Tenant Improvements by the Commencement Date, Tenant's obligation to pay Minimum Annual Rent and Additional Rent hereunder shall nevertheless begin on the Commencement Date. Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections. Tenant shall complete the Tenant Improvements within a commercially reasonable time after commencement of such work. Where no time period is specified above in this Exhibit B-2, Landlord shall respond to any written consent or approval request that is provided to Landlord within ten (10) business days of the receipt of such request, and Landlord’s failure to provide its refusal or consent within such time period shall be deemed Landlord’s consent or approval to the applicable request. 4. Punchlist. Upon substantial completion of the Tenant Improvements, or any portion thereof, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements or such portion thereof. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist. 5. Improvement Costs. Landlord shall reimburse Tenant for the Improvement Costs incurred in constructing the Tenant Improvements, up to an amount equal to the Allowance that is available at the time, in multiple payments upon request by Tenant with respect to Improvement Costs actually incurred by Tenant at the time of such request (each a "Progress Payment"). Notwithstanding anything to the contrary in this Section, no Progress Payment will be paid by Landlord if a default has occurred and is then existing under this Lease beyond applicable notice and cure periods either at the time the Progress Payment request and required documentation is submitted to Landlord or at the time the Exhibit B-2 Page 2 of 4 I\14399819.10

Progress Payment would otherwise be due to Tenant (until and unless, Tenant cures that default within the applicable cure period, if any, provided for under the Lease). Tenant may request Progress Payments as follows: (a) Landlord shall pay fifty percent (50%) of the applicable available Allowance, less a holdback (the "Holdback") equal to ten percent (10%), to Tenant at such time as: (i) Tenant has delivered to Landlord a copy of Tenant's building permit; (ii) Tenant has received Landlord's written approval of the CDs; (iii) Tenant's general contractor has completed fifty percent (50%) of the applicable Tenant Improvements within the Leased Premises, as evidenced by a certificate from Tenant's architect and paid invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements made as of the date of Tenant's request for payment; and (iv) Tenant has delivered to Landlord partial lien waivers for the first fifty percent (50%) of the applicable Tenant Improvements from Tenant's general contractor for all subcontractors and all material suppliers having performed any work at the Leased Premises relating to the construction of the first fifty percent (50%) of the applicable Tenant Improvements. (b) Landlord shall pay the remainder of the Allowance (less the Holdback and the Fee, as hereinafter defined, and any other expenses due to Landlord under subsection (d) below) to Tenant at such time as Tenant's general contractor has: (i) substantially completed the applicable Tenant Improvements and delivered a Certificate of Substantial Completion issued by Tenant's project architect on the appropriate AIA form (or in any other form as reasonably required by Landlord or as required in connection with any Mortgage), certifying to Landlord and any other parties as required in connection with any Mortgage, that the applicable Tenant Improvements have been completed in accordance with the CDs and Permits and all applicable Laws; (ii) delivered to Landlord lien waivers and affidavits from Tenant's general contractor for all subcontractors and all materials suppliers having performed any work at the Leased Premises relating to the applicable Tenant Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord's title insurer that there are no parties entitled to file a lien against the real property underlying the Park in connection with such work; and (iii) delivered to Landlord all paid invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the applicable Tenant Improvements. (c) Landlord shall pay the Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist. (d) Tenant agrees that at Landlord's option, Landlord or Landlord's contractor shall perform all work on any alterations to the Leased Premises and in such case Landlord shall be entitled to a construction management fee in connection therewith, or if Landlord only supervises the work performed by Tenant or Tenant's contractor, Landlord shall be entitled to a construction administration fee in connection therewith, in each case as described in Section 2.02(c) of the Lease (each, the "Fee"). At Landlord's option, the Fee shall either be (A) applied against the applicable available Allowance, or (B) Exhibit B-2 Page 3 of 4 I\14399819.10

billed to Tenant (in which case Tenant shall pay the Fee to Landlord within ten (10) days following Landlord's delivery of an invoice to Tenant). (e) Tenant shall be responsible for all Improvement Costs in excess of the applicable available Allowance, and Tenant shall indemnify, defend, and hold harmless Landlord, its affiliates, and their respective owners, officers, directors, managers, employees and agents from and against any and all costs and expenses associated with the Tenant Improvements that are in excess of the applicable available Allowance or the Aggregate Allowance, as applicable. Notwithstanding anything herein or in the Lease to the contrary, if Landlord fails to fulfill its obligation to fund any portion of the Allowance within thirty (30) days following Landlord’s receipt of written notice from Tenant that such portion is past due and payable under the terms hereof, then, in each instance, Tenant shall be entitled to deliver notice (the "Payment Notice") thereof to Landlord. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Payment Notice in question from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord pursuant to the terms and conditions of this Exhibit B-2 or the Lease ("Refusal Notice"), then Tenant shall be entitled, after Landlord's failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such twenty (20) business day period, which second notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 5 OF EXHIBIT B-2 ATTACHED TO THE LEASE - - FAILURE TO TIMELY PAY THE REQUESTED PORTION OF THE ALLOWANCE MAY RESULT IN TENANT'S DEDUCTION OF SUCH AMOUNT FROM RENT UNDER THE LEASE” ("Second Notice"), to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) from the last day of such 5- business day period following the Second Notice until the date such offset enables Tenant to recoup any and all amounts so owed to Tenant by Landlord, against Tenant's next obligations to pay Rent (until fully offset). Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant's Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant is in Default under the Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant may submit such dispute to an independent third party accountant mutually selected by the parties to determine whether Landlord rightfully disputed the claim for reimbursement; if and to the extent that such independent third party accountant determines the claim for reimbursement was valid, then Landlord shall pay Tenant the amount owed pursuant to such determination within 30 days of such determination, which if not timely paid shall be handled as provided above for a past due payment. The party whose claim is not validated by the independent third party accountant shall bear the costs of such independent third party accountant. Exhibit B-2 Page 4 of 4 I\14399819.10

EXHIBIT C FORM OF LETTER OF UNDERSTANDING Precedent Lakeside Acquisitions, LLC, Attn: ______________________, Property Manager RE: Office Lease between PRECEDENT LAKESIDE ACQUISITIONS, LLC, a Delaware limited liability company ("Landlord") and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("Tenant") for the Leased Premises located at Suites 100, 200 and 300 of the building commonly known as Lakefront 15 (fka Building 74) (the "Building"), located at 9190 Priority Way West Drive, Indianapolis, Indiana 46240, in the office park known as Lakefront at Keystone (formerly Precedent Office Park) (the "Park"), dated ________________, 2019 (the "Lease"). Dear _________________________: The undersigned, on behalf of Tenant, certifies to Landlord as follows: 1. The Commencement Date under the Lease is November 1, 2022 and Suite 100 of the Leased Premises was delivered to Tenant as required in the Lease as of __________________________. 2. The rent commencement date is ___________________, subject to the Base Rent Abatement Period. 3. The expiration date of the Lease is January 31, 2030. 4. The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect. 5. [as applicable: Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.] 6. To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease. IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of _________________, 20____. EXHIBIT ONLY – NOT TO BE EXECUTED Exhibit C Page 1 of 1 I\14399819.10

EXHIBIT D RULES AND REGULATIONS 1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas. 2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord. 3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. 4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant. 5. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same. 6. No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building (except for nails for the display of artwork). No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord. 7. No vehicles, birds or animals of any kind (except service animals) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises. 8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the Exhibit D Page 1 of 4 I\14399819.10 manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose. 9. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of the Building, neighboring buildings in the Park or neighboring premises, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways. 10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm in violation of any Laws. 11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. 12. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to Landlord and under Landlord's supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight. 13. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising. 14. The business hours for the Building shall be 8 a.m. to 6 p.m. Monday through Friday and 9 a.m. to 1 p.m. on Saturday, excluding legal holidays. Landlord reserves the right to require all persons entering the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturday, Sunday and legal holidays to register with Landlord's security personnel. Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building. 15. No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord. Any persons employed by any tenant to do janitorial work or other Exhibit D Page 2 of 4 I\14399819.10 work in the Leased Premises shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of Landlord (but not as an agent or servant of Landlord), and tenant shall be responsible for all acts of such persons. 16. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same. 17. All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance. 18. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord. 19. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards. 20. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord. 21. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy. 22. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building. 23. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except to the extent arising out of the negligence or willful misconduct of Landlord, the managing agent or any of their respective partners, directors, officers, agents or employees. 24. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees. It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care Exhibit D Page 3 of 4 I\14399819.10 and cleanliness of the Building and Common Areas, and for the preservation of good order therein. In the event of any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control in every instance. Exhibit D Page 4 of 4 I\14399819.10

EXHIBIT E REFUSAL SPACE Exhibit E Page 1 of 1 I\14399819.10

EXHIBIT F FORM OF GUARANTY UNCONDITIONAL GUARANTY OF LEASE, DIRECT SUBLEASE AND CONSENT TO SUBLEASE This Unconditional Guaranty of Lease, Sublease and Consent to Sublease (this "Guaranty") is entered into as of the ___ day of ___________, 2019, by the undersigned, EHEALTH, INC., a Delaware corporation ("Guarantor"). RECITALS WHEREAS, EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("Tenant") desires to enter into a certain Lease with PRECEDENT LAKESIDE ACQUISITIONS, LLC, a Delaware limited liability company ("Landlord"), for certain space described therein and more commonly known as Suite 100 (the entire rentable area on the first floor, made up of suites currently shown on Exhibit A to the Lease as Suite 110 and Suite 120), Suite 200 (the entire rentable area on the second floor) and Suite 300 (the entire rentable area on the third floor) of the building commonly known as Lakefront 15 (and formerly known as Building 74) (the "Building"), located at 9190 Priority Way West Drive, Indianapolis, Indiana 46240, in the office park commonly known as of the date of this Lease as Lakefront at Keystone (and formerly known as Precedent Office Park) (the "Lease"); and WHEREAS, Tenant desires to enter into a certain Sublease Agreement from Home Point Financial Corporation, a New Jersey corporation ("Sublessor"), to Tenant, as sublessee, for the sublease of Suites 200 and 300 of the Leased Premises, which Sublease (and the prime lease referenced therein (the "Home Point Lease")) are scheduled to expire on October 31, 2022 (the "Sublease"). WHEREAS, the Sublease is subject to a certain Consent to Sublease to be executed approximately of even date herewith by and among Landlord, Tenant and Sublessor (the "Consent to Sublease"), which also amends the Home Point Lease. WHEREAS, Landlord is willing to enter into the Lease and the Consent to Sublease only if it receives a guaranty of (i) the obligations of Tenant under the Lease and the Consent to Sublease and (ii) Tenant’s obligations to Landlord under the Sublease from and after the date (if any) it becomes a direct agreement with Landlord following a Prime Lease Termination, as defined and provided in Section 4(A) of the Consent to Sublease or following an Assignment as provided in Section 6 of the Consent to Sublease (in either case, the “Direct Sublease”), from the undersigned upon the terms and conditions set forth below; and WHEREAS, in order to induce Landlord to enter into the Lease and the Consent to Sublease, Guarantor is willing and agrees to enter into this Guaranty upon the following terms and conditions; and WHEREAS, Guarantor is a shareholder of Tenant and will be benefited by the Lease, the Direct Sublease and the Consent to Sublease; Exhibit F Page 1 of 4 I\14399819.10

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows: 1. Guarantor hereby becomes surety for and unconditionally guarantees (i) the prompt payment of all rents, additional rents and other sums to be paid by Tenant to Landlord under the terms of the Lease, the Direct Sublease and the Consent to Sublease, including any renewals or extensions thereof; and (ii) the performance by Tenant of the covenants, conditions and terms of the Lease, the Direct Sublease and the Consent to Sublease (such payment and performance to be referred to collectively as "Obligations"). In the event Tenant defaults in the performance of the Obligations, Guarantor hereby promises and agrees to pay to Landlord all rents and any arrearages thereof and any other amounts that may be or become due and to fully satisfy all conditions and covenants of the Lease, the Direct Sublease and the Consent to Sublease to be kept and performed by Tenant. 2. As conditions of liability pursuant to this Guaranty, Guarantor hereby unconditionally waives (a) any notice of default by Tenant in the payment of rent or any other amount or any other term, covenant or condition of the Lease, the Direct Sublease and the Consent to Sublease; (b) any requirement that Landlord exercise or exhaust its rights and remedies against Tenant or against any person, firm or corporation prior to enforcing its rights against Guarantor, and (c) any and all rights of reimbursement, indemnity, subrogation or otherwise which, upon payment under this Guaranty, Guarantor may have against Tenant. 3. Landlord may, without notice to Guarantor, and Guarantor hereby consents thereto, (a) modify or otherwise change or alter the terms and conditions of the Lease, the Direct Sublease and the Consent to Sublease; and (b) waive any of its rights under the Lease, the Direct Sublease and the Consent to Sublease or forbear to take steps to enforce the payment of rent or any other term or condition of the Lease, the Direct Sublease and the Consent to Sublease against Tenant. 4. Guarantor hereby agrees, upon the request of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if this be the fact, that this Guaranty of the Lease, the Direct Sublease and the Consent to Sublease is unmodified, in full force and effect, and there are no defenses or offsets thereto; certifying that the Lease, the Direct Sublease and the Consent to Sublease are each unmodified, in full force and effect, and there are no defenses or offsets to the Lease, the Direct Sublease and the Consent to Sublease (or if modified, that the Lease, the Direct Sublease and the Consent to Sublease are each in full force and effect as modified and that this Guaranty extends to and fully covers the Lease, the Direct Sublease and the Consent to Sublease, each as modified); and certifying the dates to which Minimum Annual Rent, Annual Rental Adjustment, if any, and any other additional rentals have been paid. 5. In the event Tenant fails during the term of the Lease, the Direct Sublease and the Consent to Sublease to pay any rent, additional rent or other payments to Landlord when due or fails to comply with any other term, covenant or condition of the Lease, the Direct Sublease and the Consent to Sublease, Guarantor, upon demand of Landlord, shall make such payments and perform such covenants as if they constituted the direct and primary obligations of Guarantor; Exhibit F Page 2 of 4 I\14399819.10

and such obligations of Guarantor shall be due with attorneys' fees and all costs of litigation and without relief from valuation or appraisement laws. 6. The rights and obligations created by this Guaranty shall inure to the benefit of and be binding upon the successors, assigns, and legal representatives of Guarantor and Landlord. 7. Anything herein or in the Lease, the Direct Sublease or the Consent to Sublease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, or the Direct Sublease and the Consent to Sublease (as to any security deposit in favor of the Tenant under the Direct Sublease and the Consent to Sublease) as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord's application thereof. 8. This Guaranty: (a) shall be deemed to have been made under, and shall be governed by, the laws of the State of Indiana in all respects; and (b) shall not be modified or amended, except by a writing signed by Landlord and Guarantor. Guarantor agrees that the exclusive jurisdiction and venue for any action arising out of, involving or in any way related to this Guaranty shall be the Indiana Commercial Court located in Marion County, Indiana or, if the Commercial Court does not exist, in a state court located in Marion County, Indiana or a Federal Court located in the Southern District of Indiana. 9. Guarantor hereby represents and warrants that (i) Guarantor is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Guarantor is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Guaranty on behalf of Guarantor has been properly authorized to do so, and such execution and delivery shall bind Guarantor to its terms. 10. Delivery of an executed copy of this Guaranty by facsimile or email shall be equally as effective as delivery of an original executed copy of this Guaranty. Any party delivering an executed copy of this Guaranty by facsimile or email also shall deliver an original executed copy of this Guaranty but the failure to deliver an original executed copy shall not affect the validity, enforceability, and binding effect of this Guaranty. [Signature on following page.] Exhibit F Page 3 of 4 I\14399819.10

IN WITNESS WHEREOF, Guarantor has executed this Unconditional Guaranty of Lease, Direct Sublease and Consent to Sublease as of the date set forth above. "GUARANTOR" EHEALTH, INC., a Delaware corporation By: Printed: Title: Address: Exhibit F Page 4 of 4 I\14399819.10